Exhibit 10.10

LEASE AGREEMENT

between

MG-1005, LLC, a Colorado limited liability company

(as Landlord)

and

PING IDENTITY CORPORATION, a Delaware corporation

(as Tenant)

Section		Page

1.	PRINCIPAL TERMS	3
2.	GENERAL COVENANTS	5
3.	TERM	5
4.	RENT	5
5.	COMPLETION OR REMODELING OF THE PREMISES	6
6.	OPERATING EXPENSES	6
7.	SERVICES	6
8.	QUIET ENJOYMENT	8
9.	DEPOSIT	9
10.	CHARACTER OF OCCUPANCY	9
11.	MAINTENANCE, ALTERATIONS AND REENTRY BY LANDLORD	10
12.	ALTERATIONS AND REPAIRS BY TENANT	11
13.	CONSTRUCTION LIENS	13
14.	SUBLETTING AND ASSIGNMENT	13
15.	DAMAGE TO PROPERTY	15
16.	INDEMNITY	16
17.	SURRENDER AND NOTICE	16
18.	INSURANCE, CASUALTY, AND RESTORATION OF PREMISES	16
19.	CONDEMNATION	19
20.	DEFAULT BY TENANT	18
21.	DEFAULT BY LANDLORD	22
22.	SUBORDINATION AND ATTORNMENT	22
23.	REMOVAL OF TENANT’S PROPERTY	23
24.	HOLDING OVER: TENANCY MONTH-TO-MONTH	23
25.	PAYMENTS AFTER TERMINATION	23

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26.	STATEMENT OF PERFORMANCE	24
27.	MISCELLANEOUS	24
28.	AUTHORITIES FOR ACTION AND NOTICE	29
29.	PARKING	30
30.	SUBSTITUTE PREMISES	30
31.	BROKERAGE	31
32.	COUNTERPARTS	31
33.	ADDENDUM/EXHIBITS	31

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LEASE AGREEMENT

THIS LEASE AGREEMENT (“Lease”), dated as of January 21, 2011, is by and between MG-1005, LLC, a Colorado limited liability company (“Landlord”), and PING IDENTITY CORPORATION, a Delaware corporation (“Tenant”).

W I T N E S S E T H:

1.             PRINCIPAL TERMS. Capitalized terms, first appearing in quotations in this Section, elsewhere in the Lease or any Exhibits, are definitions of such terms as used in the Lease and Exhibits and shall have the defined meaning whenever used.

1.1.	“BUILDING”:	Buildings located at 1001 17th Street, Denver, Colorado 80202 consisting of approximately 655,565 rentable square feet

1.2.	“PREMISES”:	Approximately 20,225 rentable square feet located in Suite 100 of the Building

1.3.	“INITIAL TERM”:

66 whole calendar months

“Commencement Date”: the earlier to occur of: (a) May 15, 2011, as extended for each day of Net Landlord Delay (as defined in the Work Letter); or (b) the date Tenant commences the Permitted Use in any portion of the Premises but in no event sooner than April 15, 2011

“Expiration Date”: The last day of the 66th whole calendar month following the Commencement Date:

1.4.	“BASE RENT”:	Period	RSF Rate Annually	Applicable RSF	Monthly Payment
		Months 1-12	$5.85	16,000	$7,800.00
		Months 13-18	$18.25	16,000	$24,333.33
		Months 19-30	$18.25	20,225	$32,444.27
		Months 31-42	$18.25	20,225	$34,129.69
		Months 43-54	$18.25	20,225	$35,815.10
		Months 55-66	$18.25	20,225	$37,500.52

		Notwithstanding anything in this Lease to the contrary, the first month of Base Rent that Tenant is obligated to pay hereunder shall be paid in advance at the time Tenant executes this Lease.

1.5.	OPERATING EXPENSES:	Pro Rata Share: 3.0851%

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1.6.	“DEPOSIT”:	None; See Addendum re required Letter of Credit

1.7.	“PERMITTED USE”:	General office use

1.8.	“GUARANTOR”:	None

1.9.	PARKING ALLOTMENT:	20 unreserved parking spaces (based on one (1) parking space per 1,000 rentable square feet of the Premises), the use of which shall be subject to and in accordance with Section 29 of the Lease

1.10.	LANDLORD’S NOTICE ADDRESS:	MG-1005, LLC, c/o Miller Global Properties, LLC 4643 S. Ulster Street, Suite 1500, Denver, CO 80237 Attn: Paul Hogan

1.11.	RENT PAYMENT:

If by check, mailed to:
MG-1005, LLC
P.O. Box 17767
Denver, CO 80217

If by ACH electronic payment, to:

Colorado Capital Bank, Account #: 53012753 ABA#707006499 5251 DTC Parkway, Suite 100, Greenwood Village, CO 80111

1.12.	LANDLORD’S TAX I.D.:	20-5599311

1.13.	TENANTS NOTICE ADDRESS: Precommencement Address:	1099 18th St., Suite 2950 Denver, CO 80202 Attn: Finance/Contracts

Post Commencement Address:

1001 17th Street, Suite 100
Denver, CO 80202
Attn: Finance/Contracts

With required copies to:

Jones Lang LaSalle Brokerage, Inc.
1225 17th Street Suite 1900
Denver, Colorado 80202
Attn: Lindsay Brown

and to:

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Brownstein Hyatt Farber Schreck LLP 410 17th St., Suite 2200 Denver, CO 80202-4432 Attn: Aaron M. Hyatt (14644.1)

1.14.	TENANTS TAX I.D.:	84-1610456

1.15.	LANDLORD’S BROKER:	Cushman & Wakefield of Colorado, Inc.
1.16.	COOPERATING BROKER:	Jones Lang LaSalle
1.17.	ATTACHMENTS:	[check if applicable]

		☒	Addendum

		☒	Exhibit A-1 - The Premises

		☒	Exhibit A-2 - The Patio Area

		☒	Exhibit B - Real Property

		☒	Exhibit C - Operating Expenses

		☒	Exhibit D - Commencement Certificate

		☒	Exhibit E - Rules and Regulations

		☒	Exhibit F - Letter of Credit

		☒	Exhibit G - Subordination, Non-Disturbance And Attornment Agreement

		☒	Work Letter

2.             GENERAL COVENANTS. Tenant covenants and agrees to pay Rent and perform the obligations hereafter set forth and in consideration therefor Landlord leases to Tenant the Premises as depicted on the floor plate attached as Exhibit A-1, together with (a) an exclusive license to use the outdoor patio area adjacent to the Premises as depicted on Exhibit A-2 (the “Patio Area”), and (b) a non-exclusive right, subject to the provisions hereof, to use Common Areas, as herein defined, or other areas on the real property legally described on Exhibit B (the “Real Property”). The Building, Real Property, Common Areas, and appurtenances are hereinafter collectively sometimes called the “Building Complex.”

3.             TERM. The Initial Term of the Lease commences at 12:01 a.m. on the Commencement Date and terminates at 12:00 midnight on the Expiration Date (the Initial Term together with any extensions thereof is herein referred to as the “Term.”).

4.             RENT. Subject to the provisions below, commencing on the Commencement Date and on the first day of each month thereafter, Tenant shall pay Base Rent in the amount stated in Section 1.4, in advance without notice (all amounts, including Base Rent, to be paid by Tenant pursuant to this Lease as the context requires are sometimes referred to collectively as “Rent(s)”). Except as otherwise set forth in this Lease, Rents shall be paid without set off, abatement, or diminution, at the address set forth in Section 1.11, or at such other place as Landlord from time to time designates in writing.

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5.             COMPLETION OR REMODELING OF THE PREMISES.

5.1.         Provisions regarding remodeling or tenant finish work in the Premises, if any, are set forth in a work letter attached to this Lease (the “Work Letter”). “Initial Tenant Finish” means the Premises in its as-is condition with the base Building systems in good working order on the date Landlord delivers the Premises (“Delivery Date”) to Tenant for Tenant’s completion of the Finish Work in accordance with the Work Letter. Landlord has no obligation for the completion or remodeling of the Premises, and Tenant accepts the Premises in its “as is” condition on the Delivery Date which is anticipated to occur on the date of mutual execution of this Lease by Landlord and Tenant provided, however, Tenant’s acceptance of the Premises shall not in any way diminish or otherwise affect Landlord’s warranty, maintenance or repair obligations set forth elsewhere in this Lease. From the Delivery Date until the Commencement Date (the “Beneficial Occupancy Period”), Tenant shall have access to the Premises during the Beneficial Occupancy Period for purposes of constructing the Finish Work but shall not be required to pay Base Rent or Operating Expenses, nor shall Tenant’s rights to parking be in effect or the obligation to pay parking fees at any time prior to April 15, 2011. Landlord shall provide all Services (as defined below) during the Beneficial Occupancy Period at no cost to Tenant. Tenant’s occupancy of the Premises and the Patio Area during the Beneficial Occupancy Period shall otherwise be subject to all other terms and obligations of the Lease. As soon as the Term commences, Landlord and Tenant agree to execute a commencement agreement in the form attached as Exhibit D, setting forth the exact Commencement Date and Expiration Date, Delivery Date and commencement and ending dates of the Abated Rent Period.

5.2.         Taking possession of the Premises by Tenant for construction purposes is, except as otherwise set forth in Section 5.1 above, conclusive evidence that the Premises are in the condition agreed between Landlord and Tenant.

6.             OPERATING EXPENSES. Tenant shall pay additional Rent in accordance with Exhibit C attached hereto.

7.             SERVICES.

7.1.         Subject to the provisions below, Landlord agrees in accordance with standards determined by Landlord from time to time for the Building at least equivalent to services provided by first class office buildings of similar size and quality in the Denver central business district (“Minimum Standard”): (1) to furnish, at all times, running water at those points of supply for general use of tenants of the Building and at those points of supply within the Premises approved by Landlord as part of the Approved Drawings (as defined below); (2) during Ordinary ‘Business Hours to furnish to interior Common Areas heated or cooled air (as applicable), electrical current, janitorial services, and maintenance; (3) during Ordinary Business Hours to furnish heated or cooled air to the Premises for standard office use provided the reasonable recommendations of Landlord’s engineer regarding occupancy and use of the Premises are complied with by Tenant; (4) to furnish, subject to availability and capacity of building systems (and Landlord’s right to charge for such services as provided below), unfiltered treated condenser water for use in Tenant’s packaged HVAC systems provided that such systems are approved by Landlord, including strainers, pumping systems and controls; (5) to provide, during Ordinary Business Hours, the general use of passenger elevators for ingress and egress to and from the

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Premises (at least one such elevator shall be available at all times except in the case of emergencies or repair) and access to the Building on a 24-hours per day, 7-days. per week basis (by, key card during periods outside of Ordinary Business Hours), subject to emergencies and required repairs and maintenance; (6) to provide janitorial services for the Premises customarily provided for office use in similar class A office buildings in downtown Denver, Colorado (including window washing of the outside of exterior windows); (7) to cause electric current to be supplied to the Premises for Tenant’s Standard Electrical Usage; and (8) to furnish telephone lines at those points of supply for general use of tenants of the Building and at those points of supply within the Premises approved by Landlord as part of the Approved Drawings (items (1) through (8) are collectively called “Services”). “Tenants Standard. Electrical Usage” means 7.0 watts of electricity per square foot, including electricity for fluorescent and incandescent lighting (including task and task ambient lighting systems) and for normal office equipment, including duplicating (reproduction) machines and personal computers (provided they do not require any additional voltage, special electrical or HVAC requirements beyond the systems existing in the Premises), and internal communications systems (“Normal Office Equipment”). “Ordinary Business Hours” means 7:00 a.m. to 6:00 p.m. Monday through Friday and 9:00 a.m. to 1:00 p.m. on Saturdays, Legal Holidays excepted. “Legal Holidays” mean New Year’s Day, Martin Luther King Day, Presidents Day, Memorial Day, Independence Day, Labor Day, Thanksgiving Day, Christmas Day, and such other national holidays hereafter established by the United States Government.

7.2.         “Excess Usage” means any usage of electricity (1) during other than Ordinary Business Hours (except for occasional after-hours lighting and electrical usage consistent with similar use by other tenants in the Building Complex and 24-hour electrical usage for Normal Office Equipment); (2) in an amount in excess of Tenant’s Standard Electrical Usage (including the costs of providing condenser water to Tenant’s packaged HVAC system); or (3) for Special Equipment or for standard HVAC services during other than Ordinary Business Hours. “Special Equipment” means (a) any equipment consuming more than 0.5 kilowatts at rated capacity, (b) any equipment requiring a voltage other than 120 volts, single phase, or (c) equipment that requires the use of self-contained HVAC units. If Tenant desires Excess Usage, Landlord will use reasonable efforts to supply the same. Tenant shall reimburse Landlord for all of Landlord’s actual costs (without mark-up) of providing services for Excess Usage, including costs for materials, additional wear and tear on equipment, utilities, and labor (including, fringe and overhead costs). Computation of such costs will be made by Landlord’s engineer, based on his engineering survey of Tenant’s Excess Usage. Tenant shall also reimburse Landlord for all costs of supplementing the Building HVAC System and/or extending or supplementing any electrical service, as Landlord reasonably determines is necessary, as a result of Tenant’s Excess Usage. As of the date hereof Landlord has estimated that the per hour charge for air-conditioning outside Ordinary Business Hours will be $75.00 per floor served (all or any portion) subject to a 3 hour minimum use period at times when the services are required to be specifically turned on for Tenant’s sole use plus payment of the engineer’s hourly wages if such assistance is required; such charge is subject to increase based on increases in costs of utilities included in such costs. Prior to installation or use of Special Equipment or operation of the Premises for extended hours on an ongoing basis, Tenant shall notify Landlord of such intended installation or use and obtain Landlord’s consent, which shall not be unreasonably conditioned, delayed or withheld. Not less than 4 hours’ prior notice during Ordinary Business Hours (and not less than 12 hours’ prior notice outside of Ordinary Business Hours) shall be given Landlord of Tenant’s request for such services. Tenant may request that Landlord install at Tenant’s cost a check meter and/or flow meter to determine the cost of

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Tenant’s Excess Usage. Tenant shall also pay the cost of replacing light bulbs and/or tubes and ballast used in all lighting in the Premises other than that provided by Landlord to all tenants of the Building.

7.3.         If Tenant requires janitorial services other than those included as standard Services, Tenant shall separately pay for such services monthly upon billings by Landlord, or Tenant shall, at Landlord’s option, separately contract for such services with the same company used by Landlord to furnish janitorial services to the Building.

7.4.         Landlord may discontinue, reduce, interrupt or curtail Services (either temporarily or permanently) when necessary due to accident, repairs, alterations, strikes, lockouts, Applicable Laws, or any other happening beyond Landlord’s reasonable control. Landlord is not liable for damages to Tenant or any other party as a result of any interruption, reduction, or discontinuance of Services (either temporary or permanent), including the failure of any power generator or backup power source, nor shall the occurrence of any such event be construed as an eviction of Tenant, cause or permit an abatement, reduction or setoff of Rent, or operate to release Tenant from Tenant’s obligations. Notwithstanding the foregoing, Landlord agrees that if there is an interruption within Landlord’s reasonable control (other than an interruption resulting from a fire or other casualty) of the Services which Landlord is to provide that renders all or any portion of the Premises unusable for Tenant’s normal operations and continues for a period of 5 or more consecutive business days after Landlord receives notice from Tenant, which notice may be by telephone or e-mail to Landlord’s property manager (each, an “Unauthorized Interruption”), Tenant’s Rent will, except as provided below, abate commencing at the end of said 5-business-day period until the Premises are tenantable (unless Landlord has commenced to cure such cause or remediate such interruption and it cannot be fully cured or reasonably remediated within such 5 business-day period). If the Unauthorized Interruption is the result of any misconduct or negligent acts of Tenant or Tenant’s Agents, Rent will not abate, except to the extent of Landlord’s recovery under its loss of rent insurance. If Tenant continues to use any part of the Premises to conduct its business, the Rent will only abate for the untenantable part not used.

7.5.         Tenant shall promptly notify Landlord of any accidents or defects in the Building of which Tenant becomes aware, including defects in pipes, electric wiring, and HVAC equipment, and of any condition which may cause injury or damage to the Building or any person or property therein.

7.6.         Landlord will, at Landlord’s sole cost and expense, provide Tenant one line of Building standard signage on Building lobby directory.

8.             QUIET ENJOYMENT. So long as an Event of Default is not continuing, Tenant is entitled to the quiet enjoyment and peaceful possession of the Premises and the use of the Patio Area subject to the provisions of this Lease. Landlord shall under no circumstances be held responsible for restriction or disruption of access to the Building from public streets caused by construction work or other actions taken by governmental authorities or other tenants (their employees, agents, visitors, contractors or invitees) or any other cause not entirely within Landlord’s direct control, and such circumstances shall not constitute a constructive eviction of Tenant nor give rise to any right of Tenant against Landlord. This covenant of quiet enjoyment is

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in lieu of any covenant of quiet enjoyment provided or implied by law, and Tenant waives any such other covenant to the extent broader than the covenant contained in this Section.

9.             DEPOSIT. [Intentionally Omitted]

10.          CHARACTER OF OCCUPANCY.

10.1.       Tenant shall occupy the Premises for the Permitted Use and for no other purpose, and use it in a careful, safe, and proper manner and shall, subject to the terms of this Lease, pay on demand for any damage to the Premises caused by misuse or abuse by Tenant, Tenant’s agents or employees, or any other person entering upon the Premises under express or implied invitation of Tenant (collectively, “Tenant’s Agents”). Tenant, at Tenant’s expense, shall comply with all applicable federal, state, city, quasi-governmental and utility provider laws, codes, rules, and regulations now or hereafter in effect (“Applicable Laws”) which impose any duty upon Landlord or Tenant with respect to the occupation or alteration of the Premises; provided, however, Tenant shall not he required to make any changes, additions or improvements to the structural elements of the Building or to any mechanical systems of the Building to comply with Applicable Laws unless such required compliance arises from (A) Alterations by Tenant after the Commencement Date or (B) Tenant’s particular use of the Premises (as distinguished nom general office use) or in connection with making reasonable accommodation for a specific employee or employees. Landlord is responsible for complying with Applicable Laws relating to the Building (excluding the Premises following the date of delivery thereof) and its Common Areas existing as of the date hereof, including Title III of the Americans with Disabilities Act of 1990 (the “ADA”) and the costs of such compliance with existing Applicable Laws will be paid by Landlord and will not be charged back to Tenant. The method and timing of compliance will be within Landlord’s reasonable discretion. Landlord will include Landlord’s future compliance costs due to changes in or new Applicable Laws as an Operating Expense in accordance with Section 6 of this Lease. Tenant shall not commit or permit waste or any nuisance on or in the Premises. Tenant agrees not to store, keep, use, sell, dispose of or offer for sale in, upon or from the Premises any article or substance prohibited by any insurance policy covering the Building Complex nor shall Tenant keep, store, produce or dispose of on, in or from the Premises or the Building Complex any substance which may be deemed an infectious waste or hazardous substance under any Applicable Laws, except customary office and cleaning supplies.

10.2.       Tenant shall be permitted, to the extent allowed by all governmental authorities exercising control over the Premises, to place, at Tenants cost and expense, outdoor seating in the Patio Area. The initial location of the outdoor seating in the Patio Area shall be as further depicted on the diagram attached hereto as Exhibit A-2. Tenant shall obtain Landlord’s approval of the appearance of table and chairs, any other furnishings, and any landscaping in the Patio Area prior to installation (including any permanently affixing the same to the ground) or during the continued placement of the same in the Patio Area, which approval shall be in Landlord’s reasonable determination. Tenant agrees to maintain and operate, at Tenant’s cost and expense, the Patio Area, as well as such outdoor seating, furnishings and landscaping in the Patio Area, in a clean first class manner and shall be responsible for insuring such outdoor seating and furnishings in the Patio Area. Use of the Patio Area shall be subject to the terms and conditions of the Lease. Tenant shall provide adequate trash receptacles, shall frequently clean (as Landlord may reasonably deem necessary), at Tenant’s cost and expense, the Patio Area and any outdoor seating

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area and sidewalks located within the Patio Area, shall maintain, at Tenant’s cost and expense, the landscaping in the Patio Area, and shall not permit the Patio Area to become a nuisance. In the event Tenant fails to maintain the-Patio Area, the outdoor seating, other furnishings, sidewalks, and/or landscaping located therein in a first class manner, after notice and a reasonable opportunity to cure, Landlord shall have the right to revoke Tenant’s right to the Patio Area. If any plans, conditions, such as railing or lighting, or permits are required by the City and County of Denver or other appropriate governmental authority, such plans, conditional requirements or permits shall be subject to Landlord’s prior written approval, which approval shall be in Landlord’s reasonable determination, and Tenant shall be solely responsible for obtaining, at Tenant’s sole cost and expense, such conditional requirements and permits.

11.          MAINTENANCE, ALTERATIONS AND REENTRY BY LANDLORD.

11.1.       Landlord shall, at all times during the Term, repair, replace and maintain in a good order, condition and repair the Building systems (except for those portions to be maintained by Tenant pursuant to this Lease), including, without limitation: (i) making repairs and replacements to HVAC, mechanical, life safety and electrical systems in the Premises (to the extent such systems are Building standard); and (ii) provide upkeep, maintenance, and repairs to all Common Areas, including the parking facilities, driveways, sidewalks and all structural elements of the Building, including without limitation the roof, exterior walls (including windows and glass), interior bearing walls, foundations, footings, and all exterior surfaces of the Building. Landlord shall perform its obligations under this Section 11.1 in accordance with Applicable Laws, and in a manner consistent with the Minimum Standard. All work performed by Landlord pursuant to this Section 11.1 shall be performed in a good and workmanlike manner, using new or like-new materials and equipment at least equal in quality to those existing at the Building Complex as of the date hereof. Except as provided in this Section or otherwise expressly required in this Lease, Landlord is not required to make improvements or repairs to the Premises during the Term.

11.2.       Landlord or Landlord’s agents may at any time enter the Premises after reasonable prior notice to Tenant (except in an emergency or during routine janitorial services or maintenance, when no notice is required) for examination and inspection, or to perform, if Landlord elects, any obligations of Tenant which Tenant fails to perform or such cleaning, maintenance, janitorial services, repairs, replacements, additions, or alterations as Landlord deems necessary for the safety, improvement, or preservation of the Premises or other portions of the Building Complex or as required by Applicable Laws. After reasonable prior notice to Tenant, Landlord or Landlord’s agents may also show the Premises to prospective purchasers and Mortgagees and during the last 9 months of the Term to prospective tenants. Any such reentry does not constitute an eviction or entitle Tenant to abatement of Rent. Landlord may make such alterations or changes in other portions of the Building Complex as Landlord desires so long as such alterations and changes do not unreasonably interfere with Tenant’s occupancy of the Premises. Landlord may use the Common Areas and one or more street entrances to the Building Complex as may be necessary in Landlord’s judgment to complete such work. Tenant shall have the right to designate areas within the Premises as secured areas by written notice to Landlord or as part of the Finish Work (“Secured Areas”), which Secure Areas may not be accessed at any time by Landlord (or anyone claiming by, through or under Landlord), without Tenant’s prior written consent, except in cases of emergency. Tenant may install locks or other security devices on the Secure Areas and shall not be required to provide Landlord with keys or codes to the same.

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Any entry by Landlord to Secure Areas (except in the event of emergencies) shall be subject to reasonable rules and regulations established by Tenant from time-to-time. Entry by Landlord into the Secured Area shall be in the company of a duly authorized Tenant personnel except in an emergency, in which event, if no representative with a key to such. area is immediately available, Landlord shall have a right, accompanied by police, fire or rescue personnel, to break down the doors to such Secured Areas for the purpose of dealing with the emergency; Landlord shall inform Landlord’s onsite employees that a person on Tenant’s emergency response list should be notified in the event of such Emergency. In such event, Tenant shall be responsible for any damage caused by such entrance; after any such emergency situation has been ended, entry by Landlord shall be subject to the restrictions provided herein. Landlord shall use reasonable efforts, subject to causes beyond its reasonable control, during an entry into the Premises during Ordinary Business Hours not to unreasonably interrupt or interfere with Tenant’s use or occupancy of the Premises; provided, however, Tenant acknowledges that some interference and disruption of its business is inevitable, Landlord will not be liable for any loss of business due to such disruption, and such disruption will not constitute an eviction of Tenant or entitle Tenant to any abatement of Rent.

12.          ALTERATIONS AND REPAIRS BY TENANT.

12.1.       Alterations. Other than the Finish Work, which shall be governed by the Work Letter, Tenant shall not make any alterations to the Premises during the Term, including installation of equipment or machinery which requires modifications to existing electrical outlets or increases Tenant’s usage of electricity beyond Tenant’s Standard Electrical Usage (collectively “Alterations”) without in each instance first obtaining the written consent of Landlord, which consent shall not be unreasonably withheld, conditioned or delayed; provided, however, Landlord’s consent shall not be required for any Alteration that satisfies all of the following criteria (a “Minor Alteration”): (a) is either cosmetic in nature (including, without limitation, painting, carpeting and wallcovering) or consists of an interior decorating improvement or alteration; (b) is not visible from the exterior of the Premises or Building; (c) will not affect the base Building systems; (d) does not require work to be performed inside the walls or above the ceiling of the Premises; (e) does not require a building permit; and (f) the cost of Alterations made at any one time does not exceed $50,000, so long as Tenant shall provide prior written notice to Landlord detailing the type and scope of any Minor Alterations prior to commencement of the same (a “Minor Alterations Notice”). Except as otherwise expressly provided herein, Minor Alterations shall be subject to all the other provisions of this Section 12.

Landlord’s consent or approval of the plans, specifications and working drawings for any Alterations shall not constitute any warranty or representation by Landlord (and shall not impose any liability on Landlord) as to their completeness, design sufficiency, or compliance with Applicable Laws. Tenant shall at its cost pay all engineering and design costs incurred by Landlord, if any, as to all Alterations, obtain all governmental permits and approvals required, and cause all Alterations to be completed in compliance with Applicable Laws and the reasonable requirements of Landlord’s insurance. All such work relating to Alterations shall be performed in a good and workmanlike manner, using materials and equipment at least equal in quality to the Initial Tenant Finish, and shall comply with the rules and regulations relating to construction activities m the Building promulgated from time to time by Landlord for the Building, a copy of which is attached to the Work Letter as Exhibit B (the “Construction Rules”). Tenant shall give Landlord notice at least 15 days prior to the commencement of any Alterations or Minor

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Alterations in the Premises. Prior to starting work, Tenant shall furnish Landlord with: (1) plans and specifications for the Alterations, if applicable; (2) names of contractors, which contractors shall be reasonably acceptable to Landlord (provided that Landlord may designate specific contractors with respect to Base Building or mechanical systems); and (3) required permits and approvals from governmental authorities, if applicable. Tenant shall pay Landlord a supervisory fee for any work performed by someone other than Landlord’s employees or contractors (other than Minor Alterations, for which there shall be no fee) in an amount not to exceed one percent (1%) of labor, material, and all other so-called “hard” costs of the Alterations. Upon completion of any Alterations or maintenance work, Tenant shall provide Landlord with completion affidavits and full and final waivers of lien reasonably acceptable to Landlord and “as-built” plans for Alterations, if applicable, excluding Minor Alterations. Tenant shall deliver to Landlord prior to commencement of any Alterations, certificates issued by insurance companies qualified to do business in the state in which the Premises are located, evidencing that worker’s compensation, public liability insurance, and property damage insurance (in amounts, with companies and on forms reasonably satisfactory. to Landlord) are in force and maintained by all contractors and subcontractors engaged to perform such work. All liability policies shall name Landlord, Building Manager, and Mortgagee as additional insureds. Each certificate shall provide that the insurance may not be cancelled or modified without 30 days’ prior written notice to Landlord and Mortgagee. Landlord also has the right to post notices in the Premises in locations designated by Landlord stating that Landlord is not responsible for payment for such work and containing such other information as Landlord deems necessary. All such work shall be performed in a manner which does not unreasonably interfere with Landlord or other tenants of the Building, or impose additional expense upon Landlord in the operation of the Building Complex.

Landlord agrees to reasonably cooperate with Tenant at no cost or expense to Landlord (including execution of any necessary documents) in connection with Tenant’s submission of any applications for approvals, licenses and/or permits from any governmental authority as may be reasonably necessary or appropriate relating to Tenant’s construction of any Alterations, provided that Tenant pays all permit and inspection fees required under such approvals, licenses and/or permits.

12.2.       Maintenance and Repairs. Tenant shall keep the Premises in as good order, condition, and repair and in an orderly state, as on the Commencement Date, damage by Landlord, loss by fire or other casualty and ordinary wear excepted.

12.3.       Ownership and Removal of Alterations. All Alterations, including partitions, paneling, carpeting, drapes or other window coverings, and permanently installed light fixtures (but not including Tenant’s Property (as defined in Section 15 below), which shall at all times remain the property of Tenant, both during and upon expiration of the Term), are deemed a part of the real estate and the property of Landlord and remain upon and be surrendered with the Premises at the end of the Term, whether by lapse of time or otherwise, unless Landlord notifies Tenant no later than 15 days prior to the end of the Term that it elects to have Tenant remove all or part of such Alterations (unless Landlord elects not to require Tenant to remove such Alterations), and in such event, Tenant shall at Tenant’s expense promptly remove the Alterations specified and restore the Premises to its prior condition, reasonable wear and tear excepted. Notwithstanding the foregoing Landlord will make its election regarding removal of Alterations at the time Landlord approves such Alterations if such election by Landlord is expressly requested

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by Tenant as to any Alterations requiring Landlord’s consent, and within 10 days of receipt of a Minor Alterations Notice if such election by Landlord is expressly requested by Tenant. If Landlord fails to timely make such election following receipt of a notice requesting such election, Tenant shall have no obligation to remove any such Alterations or Minor Alterations, as applicable.

13.          CONSTRUCTION LIENS. Tenant shall pay for all work or services performed and materials and supplies furnished for the Premises by Tenant or at its request (other than the Initial Tenant Finish) and will keep the Premises free of construction and other liens on account of such work or services. Tenant indemnifies, defends, and saves Landlord and all Mortgagees harmless from all liability, loss, damage, or expenses, including attorneys’ fees, on account of claims of laborers, materialmen, professional service providers or others for work or services performed or materials or supplies furnished to Tenant or persons claiming under Tenant. If any lien is recorded against the Premises or Building or any suit affecting title thereto is commenced as a result of such work or services, Tenant shall cause it to be removed of record within 30 days after notice from Landlord or, if Tenant desires to contest it, Tenant shall furnish Landlord within such 30-day period adequate security of at least 150% of the amount of the claim, plus estimated costs and interest. If a final judgment establishing the validity of any lien is entered, Tenant shall immediately pay and satisfy the same. Tenant’s failure to act in accordance with the foregoing shall be an Event of Default and Landlord may, in addition to other remedies, pay such amounts, which together with reasonable attorneys’ fees incurred and interest, shall be immediately due Landlord upon notice.

14.          SUBLETTING AND ASSIGNMENT.

14.1.       Except as otherwise set forth in this Section 14, Tenant shall not sublet any part of the Premises nor assign or otherwise transfer this Lease or any interest herein (sometimes referred to as “Transfer,” and the subtenant or assignee may be referred to as “Transferee”) without the consent of Landlord first being obtained, which consent will not be unreasonably conditioned, delayed or withheld provided that: (1) Tenant complies with the provisions of Section 14.3; (2) Landlord declines to exercise its rights under Section 14.3; (3) the Transferee is engaged in a business and the portion of the Premises will be used for the Permitted Use in a manner which is in keeping with the Minimum Standard of the Building and does not conflict with any exclusive use rights granted to any other tenant of the Building Complex; (4) the Transferee has reasonable financial worth in light of the responsibilities involved; (5) an Event of Default is not continuing at the time Tenant makes its request; (6) the Transferee is not a governmental or quasi-governmental agency; and (7) the Transferee is not a tenant in the Building or currently negotiating a lease with Landlord 111 the Building within 120 days prior to Tenant’s Transfer Request (hereafter defined).

14.2.       Except as otherwise set forth in this Section 14, Transfer includes a sale by Tenant of substantially all of its assets or stock if Tenant is a publicly traded corporation, a merger of Tenant with another corporation, the transfer of 49% or more of the stock in a corporate tenant whose stock is not publicly traded, or transfer of 49% or more of the beneficial ownership interests in a partnership or limited liability company tenant. Notwithstanding anything to the contrary in this Section 14, Tenant may, without obtaining Landlord’s consent, complete a Transfer to a Permitted Transferee subject to the following conditions: (i) the proposed use of the Premises shall be the same as Tenant’s use and Landlord shall not be required, as a result of Applicable Laws, to

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make any renovations to the Building Complex or provide special services as a result of such Transfer; and (ii) not less than 30 days following the effective date of the Transfer, Tenant provides Landlord with documentation evidencing such transaction and such other evidence as Landlord may reasonably require to establish that such transaction complies with the provisions of this Section. “Permitted Transferee” means: (i) any subsidiary or affiliate in which Tenant owns a substantial interest; (ii) any parent of Tenant; (iii) any subsidiary or affiliate in which Tenant’s parent owns a substantial interest; or (iv) any corporation into which Tenant may be merged or consolidated or which purchases all or substantially all of the assets or stock of Tenant provided that the resulting corporation has a net worth at least equal to Tenant’s net worth as of the date hereof.

14.3.       Except for a Transfer to a Permitted Transferee, Tenant must notify Landlord at least 30 days prior to the desired date of a proposed Transfer (“Transfer Request”). The Transfer Request shall describe the terms and conditions of the proposed Transfer. Within 15 days following receipt of a Transfer Request, Landlord shall notify Tenant (“Landlord’s Notice’) of its election of the following as applicable:

(1)           Landlord shall have the right to identify a proposed Transferee to accept the Transfer Request and Tenant shall not unreasonably withhold consent to a Transfer to the identified party, in which event the rent and. other sums due from the Transferee will be paid to Tenant directly. Landlord has no responsibility for such Transferee’s performance of its obligations to Tenant; or

(2)           If a Transfer Request involves 49% or more of the Premises., Landlord may recapture such space by terminating Tenant’s Lease obligations as to the applicable portion of the Premises; provided, however, if Landlord makes such election, Tenant may, within 15 days after Landlord’s Notice, withdraw a Transfer Request. If such termination occurs, it shall be effective on the date designated in Landlord’s Notice, which date shall not be more than 30 days following such notice; or

(3)           Landlord may waive Landlord’s rights under (1) and (2) above, as applicable, in which case Tenant shall be free to make a Transfer substantially identical to that described in the Transfer Request to any third party, subject to Landlord’s consent as provided in Section 14.1. If Tenant does not complete the Transfer within 60 days following Landlord’s Notice or materially modifies terms from those in the Transfer Request, then, prior to a Transfer to a third party, Tenant must resubmit a modified Transfer Request to Landlord and repeat the process in accordance with the provisions hereof.

14.4.       All documents utilized by Tenant to evidence a Transfer are subject to approval by Landlord. Tenant shall pay Landlord’s expenses, including reasonable attorneys’ fees, of determining whether to consent and in reviewing and approving the documents; provided, however, such fees shall not exceed $1,000 for any sublease using; Landlord’s standard sublease and consent form without substantive modification. Tenant shall provide Landlord with such information as Landlord reasonably requests regarding a proposed Transferee, including financial information.

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14.5.       Following any Transfer in accordance with this Section 14, Landlord may, after the happening of an Event of Default by Tenant, collect rent from the Transferee or occupant and apply the net amount collected to the Rent, but no such collection will be deemed an acceptance of the Transferee or occupant as Tenant or release Tenant from its obligations. Consent to a Transfer shall not relieve Tenant from obtaining Landlord’s consent to any other Transfer. Notwithstanding a Transfer, even if consented to by Landlord, Tenant will not be released and continues to be primarily liable for its obligations; provided, however, if Landlord consents to a Transfer by assignment of the entirety of Tenant’s interest in this Lease, such assigning Tenant shall not be liable for obligations arising during any extension or renewal of this Lease exercised by such assignee under Section 3 of the Addendum. If Tenant collects any rent or other amounts from a Transferee in excess of the Rent for any monthly period, after deduction of Tenant’s reasonable costs for tenant finish allowances and commissions related to the Transfer, Tenant shall pay Landlord 50% of such monthly excess, as and when received, after deduction of Tenant’s reasonable transaction costs incurred for such Transfer amortized monthly on a straight-line basis over the term of such Transfer.

14.6.       If a trustee or debtor in possession in bankruptcy is entitled to assume control over Tenant’s rights under this Lease and assigns such rights to any third party notwithstanding the provisions hereof; the rent to be paid by such party shall be increased to the current Base Rent (if greater than that being paid for the Premises) which Landlord charges for comparable space in the Building as of the date of such third party’s occupancy. If Landlord is entitled under the Bankruptcy Code to “Adequate Assurance” of future performance of this Lease, the parties agree that such term includes the following:

(1)           Any assignee must demonstrate to Landlord’s reasonable satisfaction a net worth (as defined in. accordance with generally accepted accounting principles consistently applied) at least as large as the net worth of Tenant on the Commencement Date increased by 7%, compounded annually, for each year thereafter through the date of the proposed assignment. Tenant’s financial condition was a material inducement to Landlord in executing this Lease.

(2)           The assignee must assume and agree to be bound by the provisions of this Lease.

15.          DAMAGE TO PROPERTY.

15.1.       Tenant agrees Landlord is not liable for any injury or damage, either proximate or remote, occurring through or caused by fire, water, steam, or any repairs, alterations, injury, accident, or any other cause to the Premises, to any furniture, fixtures, Tenant improvements, or other personal property of Tenant (“Tenant’s Property”) kept or stored in. the Premises, or in other parts of the Building Complex, whether by reason of the negligence or default of Landlord, other occupants, any other person, or otherwise; and the keeping or storing of all property of Tenant in the Premises and Building Complex is at the sole risk of Tenant.

15.2.       Landlord agrees Tenant is not liable for any injury or damage, either proximate or remote, occurring through or caused by fire, water, steam, or any repairs, alterations, injury, accident, or any other cause to any, furniture, fixtures, or other personal property of

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Landlord kept or stored in the Building Complex, whether by reason of the negligence or default of Tenant, other occupants, any other person, or otherwise; and the keeping or storing of all property of Landlord in the Building Complex is at the sole risk of Landlord.

15.3.       Except in connection with Landlord’s indemnification obligations hereunder, Tenant hereby waives any consequential damages, compensation or claims for inconvenience or loss of business, rents, or profits, whether or not caused by the willful and wrongful act of Landlord. Except in connection with Tenant’s indemnification obligations hereunder, Landlord hereby waives any consequential damages, compensation or claims for inconvenience or loss of business, rents, or profits, whether or not caused by the willful and wrongful act of Tenant.

16.          INDEMNITY.

16.1.       Tenant agrees to indemnify, defend, and hold Landlord and Building Manager harmless from all liability, costs, or expenses, including attorneys’ fees, on. account of damage to the person or property of any third party, including any other tenant in the Building Complex, to the extent caused by the negligence or breach of this Lease by the Tenant or Tenant’s Agents.

16.2.       Landlord agrees to indemnify, defend, and hold Tenant (together with officers, directors, members, managers, partners, shareholders, affiliates, employees, agents and representatives, and each of their respective successors and assigns) harmless from all liability, costs, or expenses, including attorneys’ fees, on account of damage to the person or property of any third party (excluding Tenant’s Agents), including any other tenant in the Building Complex, to the extent caused by the intentional misconduct, negligence or breach of this Lease by Landlord or Landlord’s agents or employees.

16.3.       The indemnifications in this Section 16 (a) shall survive the expiration or earlier termination of this Lease, (b) shall not operate to relieve the indemnified party of liability to the extent such liability is caused by the negligence or willful and wrongful act of the indemnified party and (c) are subject to and shall not diminish any waivers in effect in accordance with Sections 15 above and 18.3 below.

17.          SURRENDER AND NOTICE. Upon the expiration or other termination of this Lease, Tenant shall immediately quit and surrender to Landlord the Premises broom clean, in good order and condition, ordinary wear and tear, damage by Landlord and loss by fire or other casualty excepted, and Tenant shall remove all of its movable furniture and other effects, all telephone cable and related equipment m the Building installed for Tenant, and such Alterations, as Landlord requires to be removed pursuant to Section 12.3 above. If Tenant fails to timely vacate the Premises as required, Tenant is responsible to Landlord for all resulting costs and damages of Landlord, including any amounts paid to  third parties who are delayed in occupying the Premises.

18.          INSURANCE, CASUALTY, AND RESTORATION OF PREMISES.

18.1.       Tenant shall maintain throughout the Term insurance coverage at least as broad as ISO Causes of Loss - Special Form Coverage and Equipment Breakdown Protection

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Coverage against risks of direct physical loss or damage (commonly known as “all risk” and “boiler and machinery”) for the full replacement cost of Tenant’s Property located at the Premises.

18.2.       Tenant shall maintain throughout the Term a commercial general liability and if necessary a commercial umbrella policy, including protection against bodily injury, personal injury and property damage with a single limit of not less than $3,000,000.00 each occurrence. Such policy shall name Landlord Building Manager, and Mortgagee as additional insureds, be primary to any other similar insurance of such additional insureds, and provide that it may not be cancelled or modified without at least 20 days’ prior notice to Landlord and Mortgagee. The minimum limits of such insurance do not limit the liability of Tenant hereunder.

18.3.       Tenant shall purchase and maintain workers’ compensation and employer’s liability insurance as follows: Workers’ Compensation Coverage A - Statutory Coverage in an amount required by the state m which the Building Complex is located; Workers’ Compensation Coverage B - Employers Liability Coverage in the amounts of $500,000 Each Accident, $500,000 Disease, Policy Limit, and $500,000 Disease, Each Employee

18.4.       Prior to the occupancy of the Premises and prior to expiration of the then-current insurance coverage, Tenant shall furnish a certificate from the issuing insurance company or companies evidencing that insurance required under this Lease is in effect. The words “endeavor to” and “but failure to mail such notice shall impose no obligation or liability of any kind upon the company, its agents or representatives” shall be deleted from the certificate form’s cancellation provision. Any insurance required to be maintained by Tenant hereunder shall be written by companies having an A.M. Best rating of “A” or better and a financial category of X or better, and be legally qualified to issue such insurance in the state in which the Building Complex is located.

18.5.       Landlord shall maintain liability, property and equipment breakdown protection insurance including insurance for loss of Rent for the Building Complex, and insurance for shell and core, fixtures, equipment and improvements located in the Building and the Premises in such amounts, from such companies, and on such. terms and conditions, as Landlord deems appropriate, from time to time; provided, however, all insurance maintained by Landlord shall be consistent with the Minimum Standard.

18.6.       If the Building is damaged by fire or other casualty which renders the Premises wholly untenantable and the damage is so extensive that an architect selected by Landlord certifies in writing to Landlord and Tenant within 60 days of said casualty that the Premises cannot, with the exercise of reasonable diligence, be made fit for occupancy within 180 working days from the happening thereof, then, at the option of Landlord or Tenant exercised in writing to the other within 30 days of such determination, this Lease shall terminate as of the occurrence of such damage. In the event of termination, Tenant shall pay Rent duly apportioned up to the time of such casualty and forthwith surrender the Premises and all interest. If Tenant fails to do so, Landlord may reenter and take possession of the Premises and remove Tenant. If, however, the damage is such that the architect certifies that the Premises can be made tenantable within such 180-day period or neither Landlord nor Tenant elects to terminate the Lease despite the extent of damage, then the provisions below apply.

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18.7.                     Rent shall abate during any period of repair and restoration in the same proportion that the part of the Premises rendered untenantable bears to the whole; provided, however, if the casualty is the result of the negligence or intentional or criminal acts of Tenant or Tenant’s Agents, then the Rent will abate during any such period of repair and restoration but only to the extent of any recovery by Landlord under its rental insurance related to the Premises.

18.8.                     If the Building is damaged (though the Premises may not be affected, or if affected, can be repaired within 180 days) and within 60 days after the damage Landlord decides not to reconstruct or rebuild the Building, then, notwithstanding anything contained herein, upon notice to that effect from Landlord within said 60 days, Tenant shall pay the Rent apportioned to such date, this Lease shall terminate from the date of such notice, and both parties discharged from further obligations except as otherwise expressly provided.

18.9.                     Landlord and Tenant waive all rights of recovery against the other and its respective officers, partners, members, agents, representatives, and employees for loss or damage to its real and personal property kept in the Building Complex or tor loss of business revenue or extra expense which is capable of being insured against for perils covered by ISO Causes of Loss Special Form and Equipment Breakdown Protection Coverage and to the extent of damages and coverage under workers’ compensation and employers liability insurance required under this Lease. Tenant also waives all such rights of recovery against Building Manager. Each party shall, upon. obtaining the insurance required by this Lease, notify the insurance carrier that the foregoing waiver is contained in this Lease and use reasonable efforts to obtain an appropriate waiver of subrogation provision in the policies.

18.10.              Rent shall abate during any period of repair and restoration to the extent of any recovery by Landlord under its loss of rent insurance related to the Premises in the same proportion that the part of the Premises rendered untenantable bears to the whole.

18.11.              In the event Landlord is required to rebuild and repair the Premises pursuant to this Section 18, Landlord shall: (i) commence such rebuilding and repair within 180 days after the date of the casualty and (ii) pursue diligently such rebuilding and repair to completion.

19.                               CONDEMNATION. If the Premises or substantially all of it or any portion of the Building Complex which renders the Premises untenantable is taken by right of eminent domain, or by condemnation (which includes a conveyance in lieu of a taking), this Lease, at the option of either Landlord or Tenant exercised by notice to the other within 30 days after the taking, shall terminate and Rent shall be apportioned as of the date of the taking. Tenant shall forthwith surrender the Premises and all interest in this Lease, and, if Tenant fails to do so, Landlord may reenter and take possession of the Premises. If less than all the Premises is taken, Landlord shall promptly repair the Premises as nearly as possible to its condition immediately prior to the taking, unless Landlord elects not to rebuild under Section 18.8. Landlord shall receive the entire award or consideration for the taking; except Tenant may claim and prove in any such proceeding and receive any award made to Tenant specifically for damages for loss of movable trade fixtures, equipment and moving expenses so long as such award does not reduce Landlord’s award.

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20.                               DEFAULT BY TENANT.

20.1.                     Each of the following events is an “Event of Default”:

(1)                                 Any failure by Tenant to pay Rent on the due date (provided, however, that Tenant shall have a right to cure such Event of Default not later than 5 business days after notice of such non-payment by Landlord; however, Tenant is not entitled to such notice and cure period more than 1 time during any calendar year);

(2)                                 Tenant vacates or abandons the Premises or fails to continually operate its Permitted Use in the Premises except to the extent permitted pursuant to Section 27.21;

(3)                                 This Lease or Tenant’s interest is transferred whether voluntarily or by operation of law except as permitted in Section 14;

(4)                                 This Lease or any part of the Premises is taken by process of law and is not released within 15 days after a levy;

(5)                                 Commencement by Tenant of a proceeding under any provision of federal or state law relating to insolvency, bankruptcy, or reorganization (“Bankruptcy Proceeding”);

(6)                                 Commencement of a Bankruptcy Proceeding against Tenant, unless dismissed within 60 days after commencement;

(7)                                 The insolvency of Tenant or execution by Tenant of an assignment for the benefit of creditors; the convening by Tenant of a meeting of its creditors or any significant class thereof for purposes of effecting a moratorium upon or extension or composition of its debts; or the failure of Tenant generally to pay its debts as they mature, or the occurrence of any of the foregoing with respect to any Guarantor, if any, of Tenant’s obligations;

(8)                                 The admission in writing by Tenant (or any general partner of Tenant if Tenant is a partnership), that it is unable to pay its debts as they mature or it is generally not paying its debts as they mature;

(9)                                 Tenant fails to take possession of the Premises within 60 days after the Commencement Date;

(10)                          Tenant fails to perform any of its other obligations and non-performance continues for 30 days after notice by Landlord or, if such performance cannot be reasonably had within such 30 day period, Tenant does not in good faith commence performance within such 30 day period and diligently proceed to completion; provided, however, Tenant’s right to cure shall not exceed the period provided by Applicable Law;

(11)                          Any event which is expressly defined as or deemed an Event of Default under this Lease.

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20.2.                     Remedies of Landlord. If an Event of Default occurs, Landlord may then or at any time thereafter, either:

(1)                                 (a) Without further notice except as required by Applicable Laws, reenter and repossess the Premises or any part and. expel Tenant and those claiming through or under Tenant and remove the effects of both without being deemed guilty of any manner of trespass and without prejudice to any remedies for arrears of Rent or preceding breach of this Lease. Should Landlord reenter or take possession pursuant to legal proceedings or any notice provided for by Applicable Law, Landlord may, from time to time, without terminating this Lease, relet the Premises or any part, either alone or in conjunction with other portions of the Building Complex, in Landlord’s or Tenant’s name but for the account of Tenant, for such periods (which may be greater or less than the period which would otherwise have constituted the balance of the Term) and on such conditions and upon such other terms (which may include concessions of free rent and alteration and repair of the Premises) as Landlord, in its sole discretion, determines and Landlord may collect the rents therefor. Landlord is not in any way responsible or liable for failure to relet the Premises, or any part thereof, or for any failure to collect any rent due upon such reletting. Landlord agrees to use commercially reasonable efforts in order to mitigate its damages following any default by Tenant under the Lease; provided, however, nothing shall require Landlord to (i) attempt to re-lease the Premises unless and until Landlord obtains possession of the Premises, or (ii) lease less than all of the Premises or lease the Premises in smaller increments than the entire Premises. If there is other unleased space in the Building, Landlord may lease such other space without prejudice to its remedies against Tenant. No such reentry, repossession or notice from Landlord, or any other acts or omissions of Landlord, including maintenance, preservation, efforts to relet the Premises, or appointment of a receiver, shall be construed as an election by Landlord to terminate this Lease finless specific notice of such intention is given Tenant. Landlord reserves the right following any reentry and/or reletting to exercise its right to terminate this Lease by giving Tenant notice, in which event this Lease will terminate as specified in the notice.

(b)                                 If Landlord takes possession of the Premises without terminating this Lease, Tenant shall pay Landlord (i) the Rent which would be payable if repossession had not occurred, less (ii) the net proceeds, if any, of any reletting of the Premises after deducting all of Landlord’s reasonable expenses incurred in connection with such reletting, including all repossession costs, brokerage commissions, attorneys’ fees, expenses of employees, alteration, and repair costs (collectively “Reletting Expenses”). If, in connection with any reletting, the new lease term extends beyond the Term or the premises covered thereby include other premises not part of the Premises, a fair apportionment of the rent received from such reletting and the Reletting Expenses, will be made in determining the net proceeds received from the reletting. In determining such net proceeds, rent concessions will also be apportioned over the term of the new lease. Tenant shall pay such amounts to Landlord monthly on the days on which the Rent would have been payable if possession had not been retaken, and Landlord is entitled to receive the same from Tenant on each such day; or

(2)                                 Give Tenant notice of termination of this Lease on the date specified and, on such date, Tenant’s right to possession of the Premises shall cease and the Lease will terminate except as to Tenant’s liability as hereafter provided as if the expiration of the term fixed in such notice were the end of the Term. If this Lease terminates pursuant to this Section, Tenant

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remains liable to Landlord for damages in an amount equal to the Rent which would have been owing by Tenant for the balance of the Term had this Lease not terminated, less the net proceeds, if any, of reletting of the Premises by Landlord subsequent to termination after deducting Reletting Expenses. Landlord may collect such damages from Tenant monthly on the days on which the Rent would have been payable if this Lease had not terminated and Landlord shall be entitled to receive the same from Tenant on each such day. Alternatively, if this Lease is terminated, Landlord at its option may recover forthwith against Tenant as damages for loss of the bargain and not as a penalty an amount equal to the worth at the time of termination of the excess, if any, of the Rent reserved in this Lease for the balance of the Term over the then Reasonable Rental Value of the Premises for the same period plus all Reletting Expenses. “Reasonable Rental Value” is the amount of rent Landlord can obtain for the remaining balance of the Term.

20.3.                     Cumulative Remedies. Suits to recover Rent and damages may be brought by Landlord, from time to time, and nothing herein requires Landlord to await the date the Term would expire had there been no Event of Default or termination, as the case may be. Each right and remedy provided for in this Lease is cumulative and non-exclusive and in addition to every other right or remedy now or hereafter existing at law or equity, including suits for injunctive relief and specific performance. The exercise or beginning of the exercise by Landlord of one or more rights or remedies shall not preclude the simultaneous or later exercise by Landlord of other rights or remedies. All costs incurred by Landlord to collect any Rent and damages or to enforce this Lease are also recoverable from Tenant. If any suit is brought because of an alleged breach of this Lease, the prevailing party shall recover from the other party all reasonable attorneys’ fees and costs incurred in connection therewith.

20.4.                     No Waiver. No failure by Landlord to insist upon strict performance of any provision or to exercise any right or remedy upon a breach thereof; and no acceptance of full or partial Rent during the continuance of any breach constitutes a waiver of any such breach or such provision, except by written instrument executed by Landlord. No waiver shall affect or alter this Lease but each provision hereof continues in effect with respect to any other then existing or subsequent breach thereof.

20.5.                     Bankruptcy. Nothing contained in this Lease limits Landlord’s right to obtain as liquidated damages in any bankruptcy or similar proceeding the maximum amount allowed by law at the time such damages are to be proven, whether such amount is greater, equal to, or less than the amounts recoverable, either as damages or Rent, referred to in any of the preceding provisions of this Section. Notwithstanding anything in this Section to the contrary, any proceeding described in Section 20.1(5),(6),(7) and (8) is an Event of Default only when such proceeding is brought by or against the then holder of the leasehold estate under this Lease.

20.6.                     Late Payment Charge. Any Rent not paid within 5 days after the due date shall thereafter bear interest at 5 percentage points above the Prime Rate or the highest rate permitted by law, whichever is lower (the “Default Rate”), until paid; provided, however, that Landlord will not assess interest on the first instance of late payment by Tenant in the Term so long as the payment is received by Landlord within 5 days after the due date. Further, if such Rent is not paid within 5 days after notice, Tenant agrees Landlord will incur additional administrative expenses, the amount of which will be difficult to determine; Tenant therefore shall also pay Landlord a late charge for each late payment of 5% of such payment; provided, however, that

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Landlord shall permit Tenant one late payment per each calendar year with no late charge provided that such amount is paid in full within 5 days of Tenants receipt of Landlord’s notice. Any amounts paid by Landlord to cure a default of Tenant which Landlord has the right but not the obligation to do, shall, if not repaid by Tenant within 5 days of demand by Landlord, thereafter bear interest at 5 percentage points above the Prime Rate until paid. “Prime Rate” means that rate announced by Wells Fargo Bank, N.A. as its prime rate on the date closest to the date interest commences.

20.7.                     Waiver of Jury Trial. Tenant and Landlord waive any right to a trial by jury in suits arising out of or concerning the provisions of this Lease.

21.                               DEFAULT BY LANDLORD. Landlord shall be in default hereunder if Landlord fails to perform any of its obligations hereunder and non-performance continues for 30 days after notice by Tenant or, if such performance cannot be reasonably had within such 30-day period, Landlord does not in good faith commence performance within such 30-day period and diligently proceed to completion (such period hereinafter referred to as the “Landlord Cure Period”); provided, however, Landlord’s Cure Period shall not exceed the period provided by Applicable Law. Such notice shall be ineffective unless a copy is simultaneously also delivered in the manner required in this Lease to any holder of a mortgage and/or deed of trust affecting all or any portion of the Building, Complex (collectively, “Mortgagee”), provided that prior to such notice Tenant has been notified (by way of notice of Assignment of Rents and Leases, or otherwise), of the address of a Mortgagee. If Landlord fails to cure such default within the time provided, then Mortgagee shall have an additional 30 days following a second notice from Tenant or, if such default cannot be cured within that time, such additional time as may be necessary provided within such 30 days, Mortgagee commences and diligently pursues a cure (including commencement of foreclosure proceedings if necessary to effect such cure). Tenant’s sole remedy will be equitable relief or actual damages but in no event is Landlord or any Mortgagee responsible for consequential damages or lost profit incurred by Tenant as a result of any default by Landlord. If a Mortgagee, or transferee under such Mortgage (hereafter defined), succeeds to Landlord’s interest as a result of foreclosure or otherwise, such party shall not be: (i) liable for any default, nor subject to any setoff or defenses that Tenant may have against Landlord; (ii) bound by any amendment (including an agreement for early termination) without its consent made at any time after notice to Tenant that such Mortgage requires such consent; and (iii) bound by payment of Rent in advance for more than 30 days. Tenant agrees to pay Rent (and will receive credit under this Lease) as directed in any Mortgagee’s notice of Landlord’s default under the Mortgage reciting that Mortgagee is entitled to collect Rent.

22.                               SUBORDINATION AND ATTORNMENT.

22.1.                     Subject to Section 22.5 below, this Lease will be subordinate to the lien and terms of any mortgage, deed of trust and related documents now or hereafter placed upon the Building Complex (including all advances made thereunder), and to all amendments, renewals, replacements, or restatements thereof (collectively, “Mortgage”) unless any Mortgagee elects to have this Lease superior to the lien and terms of its Mortgage pursuant to Section 22.2. Subject to Section 22.5 below, Tenant agrees that no documentation other than this Lease is required to evidence such subordination.

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22.2.                     If any Mortgagee elects to have this Lease superior to the lien of its Mortgage and gives notice to Tenant, this Lease will be deemed prior to such Mortgage whether this Lease is dated prior or subsequent to the date of such Mortgage or the date of recording thereof

22.3.                     In confirmation of subordination or superior position, as the case may be, Tenant will execute such documents as may be required by Mortgagee and if it fails to do so within 10 days after demand, Tenant hereby irrevocably appoints Landlord as Tenant’s attorney-in-fact and in Tenant’s name, place, and stead, to do so.

22.4.                     Tenant hereby attorns to all successor owners of the Building, whether such ownership is acquired by sale, foreclosure of a Mortgage, or otherwise.

22.5.                     Landlord shall, at Landlord’s sole cost and expense, obtain a non-disturbance agreement from Landlord’s present Mortgagee in the form attached hereto as Exhibit G following execution of the Lease (an “SNDA”). If Landlord fails to obtain an SNDA from the present Mortgagee on or before the date that is 30 days after the date hereof, Tenant shall have the right to terminate this Lease by notice to Landlord within 5 days after such 30 day period has expired. If Tenant fails to give such notice within such 5 day period, Tenant’s right to terminate shall be waived and this Lease shall continue in full force and effect. Landlord agrees to use reasonable efforts to obtain a non-disturbance agreement from any future Mortgagee of the Real Property and/or the Building on such Mortgagee’s standard form for such purposes, however, such efforts shall not require Landlord to expend any costs or expenses, including attorneys’ fees, in doing so, unless such costs and expenses are paid by Tenant, nor shall Landlord be required to commence litigation; provided, however, Tenant’s subordination to such a future Mortgagee shall be subject to such future Mortgagee executing such non-disturbance agreement on such Mortgagee’s standard form as provided above.

23.                               REMOVAL OF TENANT’S PROPERTY.

23.1.                     All movable personal property of Tenant not removed from the Premises upon vacation, abandonment, or termination of this Lease shall be conclusively deemed abandoned and may be sold, or otherwise disposed of by Landlord without notice to Tenant and without obligation to account; Tenant shall pay Landlord’s expenses in connection with such disposition.

23.2.                     [Intentionally deleted]

24.                               HOLDING OVER: TENANCY MONTH-TO-MONTH. If, after the expiration or termination of this Lease, Tenant remains in possession of the Premises without a written agreement as to such holding over and continues to pay rent and Landlord accepts such rent, such possession is a tenancy from month-to-month, subject to all provisions hereof but at a monthly rent equivalent to 150% of the monthly Rent paid by Tenant immediately prior to such expiration or termination. Rent shall continue to be payable in advance on the first day of each calendar month. Such tenancy may be terminated by either party upon 10 days’ notice prior to the end of any monthly period. Nothing contained herein obligates Landlord to accept rent tendered after the expiration of the Term or relieves Tenant of its liability under Section

25.                               PAYMENTS AFTER TERMINATION. No payments by Tenant after expiration or termination of this Lease or after any notice (other than a demand for payment of money) by

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Landlord to Tenant reinstates, continues, extends the Term, or affects any notice given to Tenant prior to such payments. After notice, commencement of a suit, or final judgment granting Landlord possession of the Premises, Landlord may collect any amounts due or otherwise exercise Landlord’s remedies without waiving any notice or affecting any suit or judgment.

26.                               STATEMENT OF PERFORMANCE. Tenant agrees at any time upon not less than 10 days’ notice to execute and deliver to Landlord a written statement certifying that this Lease is unmodified and in full force and effect (or, if there have been modifications, that the same is in full force and effect as modified stating the modifications); that there have been no defaults by Landlord or Tenant and no event which with the giving of notice or passage of time, or both, would constitute such a default (or, if there have been defaults, setting forth the nature thereof); the date to which Rent has been paid in advance and such other information as Landlord requests. Such statement may be relied upon by a prospective purchaser of Landlord’s interest or Mortgagee. Tenant’s failure to timely deliver such statement is conclusive upon Tenant that: (i) this Lease is in full force and effect without modification except as may be represented by Landlord; (n) there are no uncured defaults in Landlord’s performance; and (iii) not more than 1 month’s Rent has been paid in advance. Upon request, Tenant will furnish Landlord an appropriate resolution confirming that the party signing the statement is authorized to do so.

27.                               MISCELLANEOUS.

27.1.                     Transfer by Landlord. The term “Landlord” means so far as obligations of Landlord are concerned, only the owner of the Building at the time in question and, if any transfer of the title occurs and the transferee assumes, in a written instrument delivered to Tenant, the Lease and all of Landlord’s obligations thereafter to be performed, Landlord herein named (and in the case of any subsequent transfers, the then grantor) is automatically released from and after the date of such transfer of all liability as respects performance of any obligations of Landlord thereafter to be performed. Any funds in Landlord’s possession at the time of transfer in which Tenant has an interest will be turned over to the grantee and any amount then due Tenant under this Lease will be paid to Tenant.

27.2.                     No Merger. The termination or mutual cancellation of this Lease will not work a merger, and such termination or cancellation will at the option of Landlord either terminate all subleases or operate as an automatic assignment to Landlord of such subleases.

27.3.                     Common Area Use. The “Common Areas” as used herein shall mean and refer to all of the following: Building entryways and lobbies, outdoor plaza areas, including the plaza located between 17th Street and the Building, service and delivery corridors; parking areas; sidewalks; canopies; mall; driveways; passenger vehicle roadways; truck roadways; loading platforms and docks, and stairs not contained in the Building; public and common washrooms; lounges and shelters; fitness centers; and any other facilities available for common use by all tenants and occupants of space on the Real Property and their employees, agents, customers, licensees, and invitees, as they may from time to time exist during the Term. Landlord reserves the right for itself and the owners, from time to time, of portions of the Real Property to prevent the acquisition of public rights in such areas, or to discourage non-customer parking. The Common Areas shall be maintained and operated by Landlord in good, clean, and orderly condition. The manner in which Common Areas shall be maintained and operated and the expenditures therefor

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shall be at the sole discretion of Landlord. Landlord may use any of the Common Areas for the purposes of completing or making repairs or alterations in any portion of the Building Complex, provided that Landlord does not unreasonably interfere with Tenant’s access to or use of the Premises or the Patio Area for the Permitted Use. Subject to the provisions hereof, Landlord shall have the right from time to time to construct other temporary and permanent buildings or improvements in the Common Areas, to change the location or character of, to make alterations of or additions to the Common Areas, to repair and reconstruct the Common Areas, and to do any such other acts in and to the Common Areas as they may deem desirable to improve the convenience thereof and in so doing Landlord shall not unreasonably interfere with Tenant’s access to or use of the Premises for the Permitted Use. Landlord hereby grants to Tenant the right to use the Common Areas, as hereinafter defined, subject to the conditions hereinafter stated and in any covenants placed of record with respect to the Real Property. Tenant’s use of such Common Areas shall be subject to the following: (i) The Common Areas shall be used by Tenant, Tenant’s Agents, customers, and invitees, in common with agents, employees, customers, and invitees of Landlord and the other owners, occupants, and tenants from time to time in the Building Complex; (ii) Tenant’s right to use the Common Areas shall terminate upon the termination of this Lease by lapse of tune or otherwise; (iii) Tenant shall make no use of the Common Areas which shall interfere in any way with the use of the Common Areas by others; (iv) Tenant’s use of the Common Areas shall be subject to the Rules and Regulations (as defined below); and (v) Tenant’s use of any fitness center in the Building Complex shall be in common with agents, employees, customers, and invitees of Landlord and the other owners, occupants, and tenants from time to time in the Building Complex without additional charge except for charges imposed by Landlord in order to accommodate special needs of specific employees of Tenant or for a separate particular use of any fitness center. The Rules and Regulations are binding upon Tenant, and any failure to adhere thereto shall, after any applicable notice and cure period, constitute a default hereunder by Tenant and shall entitle Landlord to exercise its rights and remedies hereunder as set forth herein. The Rules and Regulations may be reasonably amended by Landlord, from time to time, with or without advance notice to Tenant, and all amendments shall be effective upon delivery of a copy of them to Tenant at the Premises, but such amendments shall not adversely affect the rights expressly granted to Tenant under this Lease; provided, however, Tenant shall not be bound by any modifications to the Rules and Regulations that (a) materially and adversely impact Tenant’s access to or use of the Premises, the Patio Area, the Common Areas or the Building’s parking facilities or (b) increase the Rent due hereunder. The Rules and regulations will be applied by Landlord in an uniform and non-discriminatory mariner. In the event of any conflict between this Lease and the Rules and Regulations, this Lease shall control.

27.4.                     Independent Covenants. This Lease is to be construed as though the covenants between Landlord and Tenant are independent and not dependent and, except as expressly set forth in this Lease, Tenant is not entitled to any setoff of the Rent against Landlord if Landlord fails to perform its obligations; provided, however, the foregoing does not impair Tenant’s right to commence a separate suit against Landlord. for any default by Landlord so long as Tenant complies with Section 21.

27.5.                     Validity of Provisions. If any provision is invalid under present or future laws, then it is agreed that the remainder of this Lease is not affected and that in lieu of each provision that is invalid, there will be added as part of this Lease a provision as similar to such invalid provision as may be possible and is valid and enforceable.

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27.6.                     Captions. The caption of each Section is added for convenience only and has no effect in the construction of any provision of this Lease.

27.7.                     Construction. The .parties waive any rule of construction that ambiguities are to be resolved against the drafting party. Any words following the words “include,” “including,” “such as,” “for example,” or similar words or phrases shall be illustrative only and are not intended to be exclusive, whether or not language of non-limitation is used. This Lease has been prepared to reflect additions and deletions negotiated between Landlord and Tenant from Landlord’s standard form for the Building. All provisions and terms that are stricken are deletions and shall not be a part of this Lease; provided, however, a deletion from this Lease shall not be construed to create the opposite intent of the deleted provisions. All provisions and terms which are underlined (other than headings, titles and captions) are additions and shall be a part of this Lease.

27.8.                     Applicability. Except as otherwise provided, the provisions of this Lease are applicable to and are binding upon Landlord’s and Tenant’s respective heirs, successors and assigns. Such provisions are also considered to be covenants running with the land to the fullest extent permitted by law.

27.9.                     Authority. Tenant and the party executing this Lease on. behalf of Tenant represent to Landlord that such party is authorized to do so by requisite action of Tenant and agree, upon request, to deliver to Landlord a resolution, or similar document to that effect.

27.10.              Severability. If there is more than one party which is the Tenant, the obligations imposed upon Tenant are joint and several.

27.11.              Acceptance of Keys, Rent or Surrender. No act of Landlord or its representatives during the Term, including any agreement to accept a surrender of the Premises or amend this Lease, is binding on Landlord unless such act is by a partner, member or officer of Landlord, as the case may be, or other party designated in writing by Landlord as authorized to act. The delivery of keys to Landlord or its representatives will not operate as a termination of this Lease or a surrender of the Premises. No payment by Tenant of a lesser amount than the entire Rent owing is other than on account of such Rent nor is any endorsement or statement on any check or letter accompanying payment an accord and satisfaction. Landlord may accept payment without prejudice to Landlord’s right to recover the balance or pursue any other remedy available to Landlord.

27.12.              Building Name and Size. Landlord may as it relates to the Building and Building Complex: change the name, increase the size by adding additional real property, construct other buildings or improvements, change the location and/or character, or make alterations or additions. If additional buildings are constructed or the size is increased, Landlord shall, at Landlord’s sole cost and expense, re-measure the Building Complex in accordance with The Standard for Measuring Floor Area of the Building Owners and Managers Association, ANSI/BOMA Z65.1-1996 (the “BOMA Standard”), and Landlord and Tenant shall execute an amendment which incorporates any necessary modifications to Tenant’s Pro Rata Share. Tenant may not use the Building’s name for any purpose other than as part of its business address. Notwithstanding anything to the contrary contained in this Section, (a) in the event Landlord,

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changes the name of the Building, Landlord shall reimburse Tenant for all reasonable costs of reprinting replacement stationery, business cards and other printed material bearing Tenant’s address to the extent affected by the change in name of the Building, in an amount not to exceed $5,000.00, and (b) in no event shall Tenant’s Base Rent or Tenant’s Pro Rata Share of Operating Expenses ever increase as a result of any changes by Landlord to Building size or any alterations or improvements to the Building or Building Complex.

27.13.              Diminution of View. Tenant agrees that no diminution of light, air, or view from the Building entitles Tenant to any reduction of Rent under this Lease, results in any liability of Landlord, or in any way affects Tenant’s obligations.

27.14.              Limitation of Liability. Notwithstanding anything to the contrary contained in this Lease, Landlord’s liability is limited to Landlord’s interest in the Building and Landlord shall never be personally liable for recovery of any judgment.

27.15.              Non-Reliance. Tenant confirms it has not relied on any statements, representations, or warranties by Landlord or its representatives except as set forth herein.

27.16.              Written Modification. No amendment or modification of this Lease is valid or binding unless in writing and executed by the parties.

27.17.              Mortgagee’s Requirements. [Intentionally deleted]

27.18.              Effectiveness. Submission of this instrument for examination or signature by Tenant does not constitute a reservation of or option to lease and it is not effective unless and until execution and delivery by both Landlord and Tenant.

27.19.              Survival. This Lease, notwithstanding expiration or termination, continues in effect as to any provisions requiring observance or performance subsequent to termination or expiration.

27.20.              Time of Essence. Time is of the essence herein.

27.21.              Rules and Regulations. The rules and regulations attached hereto as Exhibit E (the “Rules and Regulations”) are a part of this Lease and Tenant agrees that Tenant and Tenant’s Agents shall at all times abide by such rules and regulations. Notwithstanding Rule 6 of Exhibit E attached hereto, Landlord shall furnish Tenant with 81 key cards. Rule 15 shall not be deemed to prohibit the installation of customary first-class office carpeting or flooring and as otherwise approved by Landlord shall not be prohibited. It is understood and agreed that the use of the Premises and character of Tenant are of concern to Landlord because of the location of the Premises and visibility on the lobby level of the Building, which as result may add to or detract from the first-class appearance and image of the Building. Landlord has entered into this Lease in consideration of Tenant’s use of the Premises described in Section 10 of the Lease as the “Permitted Use.” Therefore, Tenant’s failure to continually occupy the Premises for such Permitted Use (except for temporary closures due to casualties or temporary closures of not more than two consecutive weeks after notice thereof to Landlord) shall be deemed an Event of Default under this Lease and Landlord shall have the right to exercise all remedies available to it as a result of such Event of Default. It is further understood and agreed that any area of the interior of the

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Premises that is visible from outside the Premises, including without limitation any signage and window display areas, are of concern to Landlord because they may add to or detract from the first-class appearance of the Building. Landlord retains the right to reasonably approve any items placed in areas of the Premises visible from outside the Premises, including, without limitation, furniture, fixtures, wall hangings, equipment, signage or window displays, and Landlord shall have the right, from time to time, to request that Tenant make changes in or remove any items in such areas to better adapt the same to the character of the Building Complex (as reasonably determined appropriate by Landlord), and Tenant agrees to alter or remove the same in accordance with Landlord’s requests. Any improvements approved as a part of the Finish Work described in the Work Letter are deemed approved by Landlord, except for changes by Tenant that Landlord has not approved.

27.22.              Recording. Tenant will not record this Lease. Recording of the Lease by or on behalf of Tenant is an Event of Default.

27.23.              Financial Information. Tenant acknowledges that the financial capability of Tenant and Guarantor, if any, to perform obligations hereunder is material to Landlord and Landlord would not enter into this Lease but for its belief, based on its review of financial statements, that such parties are capable of performing such financial obligations. Tenant hereby represents to Landlord that the financial statements previously furnished Landlord with respect to Tenant and any Guarantor were true and correct in all material respects and there have been no material adverse changes subsequent thereto. Unless Tenant (or Guarantor, respectively) is a publicly traded entity with financial statements publicly available, Tenant will furnish Tenant’s or any Guarantor’s financial statements to Landlord within 10 days after Landlord’s written request from time to time, but not more frequently than once every 12 months or if required by Landlord in connection with a proposed sale or refinancing. Such statements shall include at least a balance sheet, income statement and statement of changes in financial position for the most current month end, year to date and prior year-end certified by a duly authorized representative to be an accurate representation of the financial condition. Such statements shall be prepared in accordance with generally accepted accounting principles and, if such is the normal practice of Tenant (or Guarantor, respectively) as to annual statements, audited by an independent certified public accountant for the period covered. Notwithstanding anything in this Section 27.23 to the contrary, Tenant may condition its delivery of any financial information upon Tenant’s receipt of a reasonable confidentiality agreement from all parties that will have access to such financial information.

27.24.              Patriot Act Compliance Provision. Tenant represents and warrants that:

(a)                                 no action, proceeding, investigation, charge, claim, report or notice (collectively, “Action”) has been commenced, threatened or to its knowledge filed against Tenant (which, for purposes of this Section, includes its affiliates) alleging any violation of any laws relating to terrorism or money laundering, including Executive Order No. 13224 on Terrorist Financing (effective September 24, 2001) (the “Executive Order”) and the Uniting and Strengthening America by Providing Appropriate Tools Required to Intercept and Obstruct Terrorism Act of 2001 (Public Law 107-56) (the ‘Patriot Act”).

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(b)                                 to Tenant’s knowledge, Tenant has not taken or omitted to take any action which could reasonably be expected to result in any Action against Tenant alleging any violation of the Executive Order or the Patriot Act.

(c)                                  Tenant is not a Prohibited Person. “Prohibited Person” shall mean: (i) a person (which for purposes of this Section includes any entity) that is listed in the Annex to, or is otherwise subject to the provisions of the Executive Order and relating to blocking property and prohibiting transactions with persons who commit, threaten to commit, or support terrorism; (ii) a person owned or controlled by, or acting for or on behalf of, any person that is listed in the Annex to, or is otherwise subject to the provisions of; the Executive Order; (iii) a person with whom Landlord is prohibited from dealing or otherwise engaging in any transaction by any terrorism or money laundering law, including the Executive Order and the Patriot Act; (iv) a person who commits, threatens, or conspires to commit or supports “terrorism” as defined in the Executive Order; (v) a person that is named as a “specially designated national and blocked person” on the most current list published by the U.S. Treasury Department Office of Foreign Assets Control at its official website, http://www.treas.gov/ofac/t11sdn.pdf or at any replacement website or other replacement official publication of such list; and (vi) a person who is affiliated with a person listed above.

(d)                                 Tenant is not violating and will not violate, any of the prohibitions set forth in any terrorism or money laundering law, including the Executive Order and Patriot Act.

Tenant agrees to promptly hereafter deliver to Landlord (but in any event within 10 days following Landlord’s written request) any evidence, including a certification, reasonably requested from time to time by Landlord confirming Tenant’s compliance with this Section.

27.25.              Governing Law; Venue; Jurisdiction. This Lease shall be construed in accordance with the laws of the State of Colorado, without giving effect to conflict of laws principles. Each party hereto (which includes any assignee, successor, heir or personal representative of a party) hereby waives any objection to venue in the County in which the Premises are located, and agrees and consents to personal jurisdiction of the courts of the State of Colorado, in any action or proceeding or counterclaim brought by any party hereto against the other on any matter whatsoever arising out of or in any way connected with this Lease.

27.26.              Reasonable Consent. Wherever pursuant to this Lease the consent or approval of one party is required or requested with respect to the performance by the other party of any term, covenant, condition or provision of this Lease or the doing of any act in connection therewith or in connection with the Premises, it is agreed and understood that, unless otherwise expressly provided herein, such consent or approval shall not be unreasonably withheld, conditioned or delayed.

28.                               AUTHORITIES FOR ACTION AND NOTICE.

28.1.                     Unless otherwise provided, Landlord may act through Landlord’s Building Manager or other designated representatives from time to time.

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28.2.                     All notices or other communications required or desired to be given to Landlord must be in writing and shall be deemed received when delivered personally to any officer, partner, or member of Landlord (depending upon the nature of Landlord) or the manager of the Building (the “Building Manager”) whose office is in the Building, or when deposited in the United States mail, postage prepaid, certified or registered, return receipt requested, or when deposited with a nationally-recognized overnight courier service with delivery verification service, addressed as set forth in Section 1.10. All notices or communications required or desired to be given to Tenant shall be in writing and deemed duly served when delivered personally to any officer, employee, partner, or member of Tenant (depending upon the nature of Tenant), individually if a sole proprietorship, or manager of Tenant whose office is in the Building, or when deposited in the United States mail, postage prepaid, certified or registered, return receipt requested, or when deposited with a nationally-recognized overnight courier service with delivery verification service, addressed to the appropriate address set forth in Section 1.13. Either party may designate in writing served as above provided a different address to which notice is to be mailed. The foregoing does not prohibit notice from being given as provided in the rules of civil procedure, as amended from time to time, for the state in which the Real Property is located.

29.                               PARKING. Tenant shall have the right, by notice to Landlord within 90 days following the Commencement Date, to license from Landlord directly or through the operator of the parking garage, if applicable, the number of garage parking spaces set forth in Section 1.9 (“Tenant’s Parking Allotment”). Tenant shall forfeit its right to any parking spaces of Tenant’s Parking Allotment not initially licensed by Tenant and Landlord is relieved of its obligation to make such spaces available thereafter for Tenant’s use; provided, however, so long as parking spaces are available, in Landlord’s sole determination, upon Tenant’s written request, Tenant shall have the right to license available parking spaces to the extent of Tenant’s Parking Allotment. Use of licensed parking spaces shall be on an in and out basis in the parking structure. Tenant shall pay to Landlord or the garage operator, if applicable, the current monthly rate charged for each space Tenant licenses in an amount equal to the monthly charge per parking space established by Landlord from time to time (“Parking Rate”), which monthly Parking Rate for each parking space initially is $175.00 for each unreserved parking space and $225.00 for each reserved parking space. Tenant will be billed monthly and Tenant shall pay the parking rents to Landlord (or Landlord’s designated representative or agent). Notwithstanding the above, the right granted to Tenant to use any parking spaces is a license only and Landlord’s inability to make spaces available at any time for reasons beyond Landlord’s reasonable control is not a material breach by Landlord of its obligations hereunder. If Tenant fails to pay any portion of the parking fee in a timely manner, Landlord, at its election and in addition to its other remedies under this Lease for an Event of Default, may cancel Tenant’s right to use the number of parking spaces for which Tenant has failed to pay. Tenant has no rights to use the parking facilities on the Real Property except as provided in this Section. The abatement of Tenant’s obligation to pay for unavailable spaces during any period of unavailability constitutes Tenant’s sole remedy. All vehicles parked in the parking facilities and the personal property therein shall be at the sole risk of Tenant, Tenant’s Agents and the users of such spaces and Landlord shall have no liability for loss or damage thereto for whatever cause.

30.                               SUBSTITUTE PREMISES. [Intentionally Omitted]

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31.                               BROKERAGE. Tenant represents it has not employed any broker with respect to this Lease and has no knowledge of any broker’s involvement in this transaction except those listed in Sections 1.15 and 1.16 (collectively, the “Brokers”). Tenant shall indemnify Landlord against any expense incurred by Landlord as a result of any claim for commissions or fees by any other broker, finder, or agent, whether or not meritorious, employed by Tenant or claiming by, through, or under Tenant, other than the Brokers. Tenant acknowledges Landlord is not liable for any representations by the Brokers regarding the Premises, Building, Building Complex, or this Lease.

32.                               COUNTERPARTS. This Lease may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument. Any one or more counterpart signature pages may be removed from one counterpart of the Lease and annexed to another counterpart of the Lease to form a completely executed original instrument without impairing the legal effect of the signature thereon.

33.                               ADDENDUM/EXHIBITS. Any Addenda and/or Exhibits referred to herein and attached hereto are incorporated herein by reference.

IN WITNESS WHEREOF, the parties have executed this Lease as of the day and year first above written and it is effective upon delivery of a filly-executed copy to Tenant.

PING IDENTITY CORPORATION, a Delaware corporation		MG-1005, LLC, a Colorado limited company

By:	/s/ Jeremy Rudel	By:	/s/ [unintelligible signature]
Print Name:	Jeremy Rudel		Authorized Signatory
Print Title:	VP-Finance
“Landlord”

ATTEST:

By:	/s/ Lauren Romer
Print Name:	Lauren Romer
Print Title:	Director of Legal Affairs
“Tenant”

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ADDENDUM

THIS ADDENDUM is to that certain lease agreement (the “Lease”) by and between MG-1005, LLC, a Colorado limited liability company (“Landlord”), and PING IDENTITY CORPORATION, a Delaware corporation (“Tenant”), with respect to approximately 20,225 rentable square feet of space (the “Premises”) in the Building. In the event of any conflict between the terms and provisions of the Lease and the terms and provisions of this Addendum, the terms and provisions of this Addendum shall control.

1.                                      Letter of Credit. Tenant shall deliver to Landlord, at the time of execution hereof by Tenant, a clean, unconditional, irrevocable letter of credit from a lending institution acceptable to Landlord, in Landlord’s sole discretion, in the form attached hereto as Schedule 1 or other form approved by Landlord (the “Letter of Credit”) as financial assurance for the performance of Tenant’s obligations under this Lease on the following terms and conditions:

A.                                    The Letter of Credit, or a renewal or substitute therefor approved by Landlord, shall be kept in effect from the date of execution of this Lease through the 60th day following the Expiration Date of the then current Term (the “LC Termination Date”). The Letter of Credit shall be in the initial amount of $600,000.00 and thereafter, so long as no Event of Default is continuing under the Lease prior to a reduction date, the amount of the Letter of Credit may be reduced at the request of Tenant by: (i) $200,000 at the end of Month 36 of the Initial Term, (ii) $200,000 at the end of Month 48 of the Initial Term, and (iii) $200,000 at the end of the 3rd month of the Option Term, if applicable. If the Letter of Credit would otherwise expire prior to the LC Termination Date, Tenant shall deliver to Landlord an extension or renewal of the Letter of Credit, or a substitute Letter of Credit in the same form as Schedule 1 attached to this Exhibit F or other form approved by Landlord, no later than 30 days prior to the expiration date of such Letter of Credit, from a lending institution subject to Landlord’s reasonable approval; such extension, renewal or substitute Letter of Credit shall be effective no later than 10 days prior to the expiration of the existing Letter of Credit and shall be in the amount provided above. If, following issuance of the Letter of Credit, Tenant receives notice that (i) the net worth of the lending institution issuing the Letter of Credit shall at any time be less than $500,000,000.00, or (ii) the lending institution shall cease to operate, shall be declared insolvent by the Federal Deposit Insurance Corporation, or any successor thereto (the “FDIC”) or shall be placed into receivership by the FDIC (each an “Issuing Bank Default”), then within 10 days following Tenant’s receipt of such notice, Tenant shall deliver to Landlord written notice of such Issuing Bank Default and within 30 days following such Issuing Bank Default and demand from Landlord, Tenant shall deliver to Landlord either (a) a replacement Letter of Credit satisfying the requirements herein and issued by a lending institution subject to Landlord’s reasonable approval; or (b) a cash security deposit in an amount equal to the then current letter of Credit. Upon an Event of Default (as defined in the default section of the Lease), Landlord may present the Letter of Credit (or the renewal, extension or substitute) for payment one or more times up to the entire amount of the Letter of Credit, with amounts received to be held and applied by Landlord in accordance with subparagraph B below. If Tenant fails to timely provide Landlord with an extension, renewal or substitute Letter of Credit, as required hereunder, such failure shall automatically and without notice be deemed an Event of Default under the Lease and Landlord shall have a right to present the Letter of Credit in accordance with the foregoing provision. If the Letter of Credit has not been presented for payment on or before the LC Termination Date, Landlord shall return the Letter of Credit to the issuer

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within 30 days after the LC Termination Date. If Landlord transfers the Real Property, Landlord shall have the right to transfer the Letter of Credit or substitute to the transferee (and Tenant shall pay any costs or fees charged by the issuer to permit such transfer), and if the Letter of Credit has been transferred, Tenant shall look solely to such transferee for the return of the Letter of Credit (or substitute). If there is a Mortgagee, Tenant shall execute such documents as the Mortgagee may reasonably require to secure the Mortgagee’s interest in the Letter of Credit and proceeds, subject to this Section. Landlord shall give written notice to Tenant of transfer of Landlord’s interest resulting in transfer of the Letter of Credit Landlord shall deliver the then-current effective Letter of Credit to the issuer marked for cancellation upon receipt of any conforming renewal or substitute Letter of Credit provided in accordance with this Section and cooperate with the issuing bank to effect the release of such then-current effective Letter of Credit as soon as the renewal or substitute Letter of Credit is in effect pursuant to its terms. Tenant agrees to pay all fees charged by the lending institution issuing the Letter of Credit (or any reduction, renewal, extension, or substitute therefor).

B.                                    If an Event of Default occurs or this Lease is terminated as a result of an Event of Default, Landlord may use, apply or retain all or any portion of the amounts received under the Letter of Credit, if any, for the payment of any rent or other charge in default or for the payment of any other sum to which Landlord may become obligated by reason of Tenant’s Event of Default, or to compensate Landlord for any loss or damage which Landlord may suffer thereby in accordance with Section 20 of the Lease. Neither the Letter of Credit nor the amounts received under the Letter of Credit shall be deemed a security deposit under the Lease.

2.                                      Option to Extend. Landlord grants Tenant an option (the “Option”) to extend the term of the Lease for one additional term of 5 years (the “Option Term”). Such Option applies only to the Premises and is on the following conditions:

A.                                    Notice of Tenant’s interest in exercising the Option must be given to Landlord no earlier than 15 months and no later than 12 months prior to the Expiration Date of the Term (“Tenant’s Notice”). Within 30 days after being given Tenant’s Notice, Landlord will notify Tenant of the Base Rent applicable during the Option Term and any allowances that Landlord will make available to Tenant (“Landlord’s Notice”).

B.                                    Tenant has 15 days after having been given Landlord’s Notice to exercise an Option or dispute the rental rate quoted by Landlord by delivering notice of exercise or dispute to Landlord. If Tenant exercises the Option, the Term will be deemed extended on the terms as set forth in Landlord’s Notice and the parties will execute an amendment evidencing the extension. If Tenant disputes Landlord’s determination of the Base Rent rate, Tenant shall give notice of such dispute (“Dispute Notice”) within the 15-day period and the Base Rent rate shall thereafter be determined in accordance with Paragraph F below.

C.                                    Unless Landlord is timely notified by Tenant in accordance with subparagraphs A or B above, it will be conclusively deemed that Tenant has not exercised the Option and the Lease will expire in accordance with its terms on the Expiration Date.

D.                                    Unless expressly waived by Landlord, Tenant’s right to exercise the Option is conditioned on: (i) no Event of Default existing at the time of exercise or at the time of

33

commencement of the Option Term; (ii) Tenant not having subleased or vacated more than 25% of the Premises or assigned its interest under the Lease (except to a Permitted Transferee or otherwise consent to by Landlord) as of the commencement of the Option Term; and (iii) Tenant’s financial condition not having materially adversely changed, as determined in Landlord’s reasonable discretion, since the Commencement Date, or if Landlord has consented to a Transfer by assignment of the entirety of Tenant’s interest in this Lease, such assignee demonstrating, in Landlord’s sole and absolute determination, a net worth and financial condition (as of the time of exercise and at the time of commencement of the Option Term) sufficient to evidence such assignee’s ability to perform and meet the obligations under the Lease for the Option Term. Tenant’s rights pursuant to this paragraph are personal and upon an assignment of the Lease (except to a Permitted Transferee or otherwise consented to by Landlord), this paragraph is null and void.

E.                                     The provisions of the Lease shall be applicable during any Option Term, except that the base to be used for determination of Additional Rent and any allowances shall be as set forth in Landlord’s Notice and the Base Rent shall be as set forth in Landlord’s Notice, unless determined in accordance with paragraph F below.

F.                                      Following giving of Tenant’s Dispute Notice, Landlord and Tenant shall promptly negotiate to determine a mutually acceptable Base Rent. If the parties mutually agree upon a new Base Rent rate, such agreed rate shall be the Base Rent rate applicable during the particular Option Term. If the parties have not agreed within 20 days after the giving of Tenant’s Dispute Notice, then within such 20-day period Landlord and Tenant shall endeavor to agree upon a qualified commercial real estate broker of good reputation, having at least five (5) years’ experience in the real estate market in which the Building is located, to act as arbitrator (“Arbitrator”); otherwise, they shall each select, within the foregoing 20-day period, a real estate broker who meets the above qualifications and together such brokers will then select a real estate broker who meets the above qualifications and who shall be deemed the Arbitrator. Within 10 days after designation of the Arbitrator, Landlord and Tenant each shall give notice of its determination of the Prevailing Market Rental Rate supported by the reasons therefor by delivering copies to each other and the Arbitrator, under an arrangement for simultaneous exchange of such determinations. The Arbitrator will review each party’s determination and select the one which most accurately reflects such Arbitrator’s determination of the Prevailing Market Rental Rate. Such selection shall be final and binding on both parties and the Base Rent to be paid during the particular Option Term shall be the greater of such determination or the Base Rent in effect immediately prior to commencement of the particular Option Term. The Arbitrator shall have no right to propose a middle ground or any modifications of either party’s determination. The Arbitrator’s costs incurred in this procedure shall be shared equally by Landlord and Tenant and shall be fixed when the Arbitrator is selected. For purposes of this paragraph, “Prevailing Market Rental Rate” means the annual amount per square foot that a willing tenant would pay and a willing landlord would accept for Base Rent following arms-length negotiations with respect to an Assumed Lease (defined below) under the circumstances then obtaining. “Assumed Lease” means (i) a lease or renewal having a commencement date within 6 months of Tenant’s Notice for space of approximately the same size as the Premises, located in a portion of the Building or a Comparable Building (defined below), and with a view and floor height similar to the portion of the Premises for which Prevailing Market Rental Rate is being determined, for a term equal in length to the Option Term; (ii) a real estate commission is payable with respect to such extension

34

to the extent a third-party commission with respect to extension is agreed or obligated to be paid by Landlord; and (iii) taking into consideration and making adjustments to reflect that Additional Rent is paid with the base as set forth in Landlord’s Notice and allowances, if any, as provided in Landlord’s Notice; and (iv) taking into consideration any and all concessions, if any, being offered in Comparable Buildings. “Comparable Building” means any then-existing building in the Denver Central Business District office submarket that is of a size, location, quality and prestige comparable to, and with a size and efficiency of floor plate, amenities, and with tenants of a stature reasonably comparable with the Building, provided that appropriate adjustments shall be made to adjust for differences in the size, location, age, efficiency of floorplate, and quality of any Comparable Building and the Building.

G.                                    After exercise, or failure to exercise the Option, Tenant shall have no further rights to extend the Term.

3.                                      Riser Space. At no additional cost to Tenant, Tenant shall have access to and use of not less than two of the Buildings’ risers for its telecommunications requirements during the Term. Tenant’s use of riser space shall be based upon its Pro Rata Share and in accordance with the nature of the Permitted Use. Tenant shall remove, or pay for the removal of, all cabling and related equipment (but excluding conduit) from the riser space upon the expiration of the Term or earlier termination of the Lease (subject to the provisions of Section 17 of the Lease).

4.                                      Generator. Tenant, at Tenant’s sole cost and expense, shall have the right to tie into the Building Generator (as hereafter defined) and use and pay for a proportionate share of the costs of operation of the Building Generator as hereafter more specifically provided. Tenant acknowledges that the Building is equipped diesel engine standby generator (“Building Generator”) located on the 21st floor of the Building with a 1,200KW/1,500KVA (“Total Generator Load Capacity”). A small portion of the Total Generator Load Capacity is utilized for existing base Building systems including condenser water pumps and telecommunication systems. The Building Generator is connected to the public utility system through an automatic transfer switch (“ATS”). “Building Generator Costs” mean any costs and expenses incurred by Landlord to maintain and operate the Building Generator, including but not limited to the costs incurred by Landlord for fuel, generator and related equipment maintenance, and periodic testing of the Building Generator, ATS and associated equipment. Landlord has elected to make available to a certain portion of the remaining capacity of the Building Generator for a limited number of tenants of the Building (each a “User”). Users who desire to connect to the Building Generator agree to share in the reimbursement to Landlord of the Building Generator Costs on a pro rata basis determined as follows:

A.                                    A certain percentage of the available Building Generator Capacity shall be allocated to each User of the Building Generator (“User Allocation”). Each User shall be obligated to pay its percentage share of the sum of the Building Generator Costs, which share shall be determined based on its User Allocation divided by the Total Generator Load Capacity (“User’s Share”). In addition, each user shall pay for their total energy usage costs, which will be measured via a building standard electronic meter installed at the Tenant’s cost.

B.                                    Tenant acknowledges and agrees that its User Allocation shall be 38.4 kilowatts and based on such User Allocation, its User Share shall be 3.2% (38.4 divided by

35

1,200KW). Accordingly, Tenant shall pay as its User’s Share 3.2% of the Total Generator Load Capacity, as well as 3.2% of the Generator Costs, as additional Rent under the Lease (at the same time and place as Rent is paid under the Lease) following Landlord’s invoice for such User’s Share. Payment of such User’s Shore of the Building Generator Costs and Total Generator Load Capacity shall be in addition to Tenant’s obligation to pay other amounts (including Tenant’s Pro Rata Share of Operating Expenses) payable under the Lease.

Notwithstanding that Landlord shall use reasonable efforts to maintain the Building Generator, ATS and associated equipment and appropriate fuel supplies, Landlord makes no guarantee of the Building Generator run time or availability. Tenant’s usage of the services from the Building Generator shall be without warranty of Landlord and Landlord shall have no liability for an interruption of Services due to the failure of the Building Generator.

If Tenant pays Landlord directly for Tenant’s use of the Generator, then all costs associated with the operation, maintenance and repair of the Generator shall be excluded from Operating Expenses.

5.                                      Early Termination Option. Tenant may elect to terminate this Lease (“Termination Option”) effective as of last day of Month 48 of the Initial Term (the “Early Termination Date”), by giving Landlord written notice (“Tenant’s Notice”) on or before the last day of Month 39 of the Initial Term, provided that: (1) on or before the Early Termination Date, Tenant has paid Landlord all amounts due and owing under the Lease; and (2) Tenant pays to Landlord, within 30 days after Tenant receives the Termination Fee Calculations (as set forth below) a termination fee equal to: (i) $214,890.60 (representing Base Rent for Month 48 though Month 53 of the Initial Term), plus (ii) 6 months’ then estimated payments of Operating Expenses for Month 48 through Month 53 of the Initial Term, plus (iii) the unamortized portion of Landlord’s Costs calculated by amortizing Landlord’s Costs over the Initial Term with interest at the rate of 10% per annum. “Landlord’s Costs” means Landlord’s costs related to this Lease, including, but not limited to: Finish Work Costs (the Finish Work Allowance and other costs of the Finish Work paid by Landlord), reasonable legal costs, and leasing commissions. Promptly following Landlord’s receipt of Tenant’s notice, Landlord shall deliver to Tenant a calculation of the termination fee payable pursuant to this Section 5 (the “Termination Fee Calculations”), together with such supporting evidence as Tenant reasonably requires. Tenant’s right to exercise the Termination Option is conditioned on: (i) no Event of Default existing at the time of exercise of the Termination Option or on the Early Termination Date; and (ii) Tenant not having subleased or vacated more than 25% of the Premises or assigned its interest under the Lease as of the date of exercise of the Termination Option or on the Early Termination Date. If the Termination Option is timely exercised, Tenant will deliver possession of the Premises to Landlord on the Early Termination Date in accordance with the terms of the Lease and all other terms and provisions will apply as if the Lease had expired according to its terms, including Tenant’s obligation for payment of any increases in Operating Expenses attributable to periods prior to the Early Termination Date at such time as such obligation is determined. If Tenant fails to timely give notice or if Tenant fails to pay Landlord the termination fee described above within 30 days after Tenant receives the Termination Fee Calculations, then without further notice to Tenant, Tenant will be deemed to have waived its right to terminate under this Termination Option and the Termination Option will be deemed null and void and of no further force and effect. Tenant’s right to terminate the Lease pursuant to this Termination Option is personal to Tenant and may not be assigned (except to a

36

Permitted Transferee). In the event of an assignment of the Lease (except to a Permitted Transferee), this Termination Option is null and void.

37

IN WITNESS WHEREOF, the parties hereto execute this Addendum.

PING IDENTITY CORPORATION, a Delaware corporation		MG-1005, LLC, a Colorado limited company

By:	/s/ Jeremy Rudel	By:	/s/ [unintelligible signature]
Print Name:	Jeremy Rudel		Authorized Signatory
Print Title:	VP-Finance		“Landlord”

ATTEST:

By:	/s/ Lauren Romer
Print Name:	Lauren Romer
Print Title:	Director of Legal Affairs
“Tenant”

38

EXHIBIT A-1 TO LEASE

THE PREMISES

1

EXHIBIT A-2 TO LEASE

THE PATIO AREA

A-2

EXHIBIT B TO LEASE

REAL PROPERTY

Lots 1 through 32, inclusive, Block 96,

together with all of the platted, now vacated, alley in said Block,

East Denver, according to the recorded plat thereof

City and County of Denver, State of Colorado.

B-1

EXHIBIT C TO LEASE

OPERATING EXPENSES

6.1                               Definitions. The additional terms below have the following meanings in this Lease:

(2)                                 “Landlord’s Accountants” means that individual or firm employed by Landlord from time to time to keep the books and records for the Building Complex, and/or to prepare the federal and state income tax returns for Landlord with respect to the Building Complex, which books and records shall be certified to by a representative of Landlord. All determinations made hereunder shall be made on a reasonable basis by Landlord’s Accountants using generally accepted accounting principles (as consistently applied, “GAAP”).

(3)                                 “Rentable Area” means 655,565 rentable square feet of space. If there is a significant change in the aggregate Rentable Area as a result of an addition, partial destruction, modification to building design, or similar cause which causes a reduction or increase in the Rentable Area on a permanent basis or, if Landlord remeasures the Building and a change in Rentable Area occurs, Landlord’s Accountants shall, in accordance with the BOMA Standard, make such adjustments in the computations as are necessary to provide for such change.

(4)                                 “Tenant’s Pro Rata Share” means the percentage set forth in Section 1.5 of the Lease. If Tenant, at any time during the Term, leases additional space in the Building or if the Rentable Area is adjusted, Tenant’s Pro Rata Share shall, in accordance with the BOMA Standard, be recomputed by dividing the total rentable square footage of space then leased by Tenant (including any additional space) by the Rentable Area and the resulting figure shall become Tenant’s Pro Rata Share.

(5)                                 “Operating Expense Year” means each calendar year during the Term, except that the first Operating Expense Year begins on the Commencement Date and ends on December 31 of such year and the last Operating Expense Year begins on January 1 of the calendar year in which this Lease expires or is terminated and ends on the date of such expiration or termination. If an Operating Expense Year is less than twelve (12) months, Operating Expenses for such year shall be prorated.

(6)                                 “Operating Expenses” means all operating expenses of any kind or nature which are in Landlord’s reasonable judgment necessary, ordinary, or customarily incurred in connection with the operation and maintenance of the Building Complex. Operating Expenses include:

(a)                                 All real property taxes and assessments levied against the Building Complex by any governmental or quasi-governmental authority or under any covenants, declarations, easements or restrictions, including taxes, assessments, surcharges, or service or other fees of a nature not presently in effect which are hereafter levied on the Building Complex as a result of the use, ownership or operation of the Building Complex or for any other reason, whether in lieu of or in addition to, any current real estate taxes and assessments. However, any taxes which are levied on the rent of the Building Complex will be determined as if the Building Complex were Landlord’s only real property. In no event do taxes and assessments include any federal or state income taxes levied or assessed on Landlord. Expenses for tax consultants to contest taxes or assessments are also included as Operating Expenses (all of the foregoing are collectively referred to herein as “Taxes”). Taxes also include special assessments, license taxes, business license fees, business license taxes, commercial rental taxes, levies, charges, penalties or taxes, imposed by any authority against the Premises, Building Complex or any legal or equitable interest of Landlord. Special assessments are deemed payable in such number of installments permitted by law, whether or not actually so paid, and include any applicable interest on such installments. Taxes (other than special assessments) are computed on an accrual basis based on the year in which they are levied, even though not paid until the following Operating Expense Year;

(b)                                 Costs of supplies, including costs of relamping and replacing ballasts in all Building standard tenant lighting;

(c)                                  Costs of energy for the Building Complex, including costs of propane, butane, natural gas, steam, electricity, solar energy and fuel oils, coal or any other energy sources;

(d)                                 Costs of water and sanitary and storm drainage services;

(e)                                  Costs of janitorial and security services;

(f)                                   Costs of general maintenance, repairs, and replacements including costs under HVAC and other mechanical maintenance contracts; and repairs and replacements of equipment used in maintenance and repair work;

(g)                                  Costs of maintenance, repair and replacement of landscaping;

(h)                                 Insurance premiums for the Building Complex, including all-risk or multi-peril coverage, together with loss of rent endorsement; the part of any claim paid under the deductible portion of any insurance policy carried by Landlord (which deductibles shall be consistent with the Minimum Standard); public liability insurance; and any other insurance carried by Landlord on any component parts of the Building Complex;

(i)                                     All labor costs, including wages, costs of worker’s compensation insurance, payroll taxes, fringe benefits, including pension, profit-sharing and health, and legal fees and other costs incurred in resolving any labor dispute;

(j)                                    Professional building management fees (not to exceed 3% of the gross income of the Building), costs and expenses, including costs of office space and storage space required by management for performance of its services;

(k)                                 Legal, accounting, inspection, and other consulting fees (including fees for consultants for services designed to produce a reduction in Operating Expenses or improve the operation, maintenance or state of repair of the Building Complex);

(l)                                     Costs of capital improvements and structural repairs and replacements to the Building Complex to conform to changes subsequent to the Delivery Date in any Applicable Laws (herein “Required Capital Improvements”); and the costs of any capital improvements and structural repairs and replacements designed primarily to reduce Operating Expenses (herein “Cost Savings Improvements”). Expenditures for Required Capital Improvements and Cost Savings Improvements will be amortized at a market rate of interest over the useful life of such capital improvement (as determined by Landlord’s Accountants in accordance with GAAP); however, the amortized amount of any Cost Savings Improvement in any year will be equal to the estimated resulting reduction in Operating Expenses; and

(m)                             Costs incurred for Landlord’s Accountants including costs of any experts and consultants engaged to assist in making the computations;

“Operating Expenses” do not include:

(i)                                     Costs of work, including painting and decorating, which Landlord performs for any tenant other than work of a kind and scope which Landlord is obligated to furnish to all tenants whose leases contain a rental adjustment provision similar to this one;

(ii)                                  Costs of repairs or other work occasioned by fire, windstorm or other insured casualty (to the extent such casualty is required to be insured by Landlord pursuant to the Lease);

(iii)                               Leasing commissions, advertising expenses, and other costs incurred in leasing space in the Building;

(iv)                              Costs of repairs or rebuilding necessitated by condemnation;

(v)                                 Interest on borrowed money or debt amortization, except as specifically set forth above;

(vi)                              Depreciation on the Building Complex;

(vii)                           All costs associated with the operation of the business of the entity which constitutes “Landlord” (as distinguished from the costs of Building or Project operations) including, but not limited to, Landlord’s or Landlord’s Managing Agent’s general corporate overhead and general administrative expenses or such costs that would be normally included in a management fee (e.g., placement/recruiting fees for employees, corporate accounting, health/sports club dues, employee parking and transportation charges, tickets to special events, bank charges, etc.);

(viii)                        Costs incurred by Landlord in connection with the correction of defects in design and construction of the Building, the Common Area or the Building Complex, and design or construction costs otherwise incurred in connection with the original design and construction of the Building, the Common Area or the Building Complex or any major changes to the same, including, without limitation, additions or deletions of floors;

(ix)                              Other than Required Capital Improvements and Cost Saving Improvements, costs of a capital nature for the Building Complex, including, but not limited to,

capital improvements, capital repairs, capital equipment, and capital tools, all as determined in accordance with generally accepted accounting principles and sound management practices;

(x)                                 Any costs of any services sold or provided to tenants or other occupants for which Landlord or Managing Agent is entitled to be reimbursed by such tenants or other occupants as an additional charge or rental over and above the basic rent (and escalations thereof);

(xi)                              Expenses in connection with services or other benefits which are provided to another tenant or occupant and do not benefit Tenant;

(xii)                           Overhead or profits paid to Landlord or to subsidiaries or affiliates of Landlord, or to any party as a result of a non-competitive selection process, for management or other services to the Building and/or Project, or for supplies or other materials, to the extent that the costs of such services, supplies, or materials exceed the costs that would have been paid had the services, supplies or materials been provided by parties unaffiliated with the Landlord on a competitive basis and are consistent with those incurred by similar buildings in the same metropolitan area in which the Building is located;

(xiii)                        Wages, salaries and other compensation paid to any executive employee of Landlord above the grade of General Manager, and general overhead, general administrative expenses, accounting, record-keeping and clerical support of Landlord to the extent associated with maintaining the legal entity which constitutes Landlord;

(xiv)                       Costs or expenses related to the testing for, removal or remediation of Hazardous Materials in or about the Building Complex or which otherwise result from the presence in the Building Complex of any such substance (except to the extent that any such costs arise in the course of ordinary maintenance or result from Tenant’s acts or omissions);

(xv)                          Advertising and promotional costs including tenant relation programs and events, except costs for holiday programs and events that may be included in Operating Expenses;

(xvi)                       Landlord’s gross receipts taxes, personal and corporate income taxes, inheritance and estate taxes, other business taxes and assessments, franchise, gift and transfer taxes, and all other real estate taxes relating to a period or payable outside the term of the Lease;

(xvii)                    Any fines, costs, penalties or interest resulting from the negligence, misconduct or omission of the Landlord or its agents, contractors, or employees;

(xviii)                 Any rental payments and related costs pursuant to any ground lease of land underlying all or any portion of the Building, Building Complex and Common Areas or any costs related to any reciprocal agreement;

(xix)                       Any costs, fees, dues, contributions or similar political, charitable expenses;

(xx)                          Acquisition costs for sculptures, paintings, or other objects of art or the display of such items, to exclude plants from the lobby or any other location in the Building Complex;

(xxi)                       Costs incurred in connection with upgrading the Building to comply with disability or life insurance requirements in effect as of the date of the Lease, including penalties or damages incurred as a result of noncompliance;

(xxii)                    Costs for reserves of any kind;

(xxiii)                 Fines or penalties incurred because Landlord violated Applicable Law (including, without limitation, the ADA);

(xxiv)                Utility expenses provided to the Premises and separately metered and paid directly by Tenant to a utility provider;

(xxv)                   Insurance deductibles in. excess of the amount permitted to be carried by Landlord pursuant to the Lease;

(xxvi)                Any rental, either actual or not, for office space and/or storage space in excess of 3,000 rentable square feet for the Landlord’s management and/or leasing office;

(xxvii)             Costs with respect to the creation of a mortgage, superior lease or any other financing with respect to the Building Complex or in connection with the sale of the Building Complex, including without limitation survey costs, legal fees, transfer and recordation taxes, costs of appraisals and engineering and inspection reports associated with the sale;

(xxviii)          In addition to those exclusions from Taxes described in Section 5(a) above, all other Taxes relating to a period or payable outside the Term of the Lease except for Taxes attributable to tax years in which the Term commences or ends (but only that portion of such year included in the Term); and

(xxix)                any expenses which under generally accepted accounting principles and sound management practices would not be considered an Operating Expense.

To the extent that employees, utilities or other services or costs are attributable to the Building and other buildings on. a common basis or are provided for Common Areas, such Operating Expenses shall be reasonably allocated by Landlord to the Building. If any lease entered into by Landlord with any tenant in the Building is on a so-called “net” basis, or provides for a separate basis of computation for any Operating Expenses with respect to its leased premises, Landlord’s Accountants may modify the computation of Rentable Area and Operating Expenses for a particular Operating Expense Year to eliminate or modify any expenses which are paid for in whole or in part by such tenant. If the Rentable Area is not fully occupied during any particular Operating Expense Year, Landlord’s Accountants may adjust those Operating Expenses which are affected by occupancy for the particular Operating Expense Year to reflect 100% occupancy. Furthermore, in making any computations contemplated hereby, Landlord’s Accountants may make such other modifications to the computations as are required in their judgment to achieve the intention of the parties hereto.

6.2                               Estimated Payments. Commencing on the Commencement Date, and each month thereafter through and including Month 12 of the Initial Term, Tenant shall pay Landlord, at the same time as Base Rent is paid, an amount equal to $7,066.67 (1/12th of the product of $5.30 multiplied by 16,000 rentable square feet). Beginning with Month 13 of the Initial Term and continuing each month thereafter throughout the Term, Tenant shall pay Landlord, at the same time as Base Rent is paid, an amount equal to 1/12 of Landlord’s estimate of Tenant’s Pro Rata Share of Operating Expenses for the particular Operating Expense Year (“Estimated Payment”).

6.3                               Annual Adjustments.

(1)                                 Following the end of each Operating Expense Year, including the first Operating Expense Year, Landlord shall submit to Tenant a statement setting forth the exact amount of Tenant’s Pro Rata Share of the Operating Expenses for the Operating Expense Year just completed and the difference, if any, between Tenant’s actual Pro Rata Share of Operating Expenses for the Operating Expense Year just completed and the Estimated Payments paid for such year. Each statement shall also set forth the projected amount of Operating Expenses for the new Operating Expense Year and the new Estimated Payment.

(2)                                 With the exception of the first Operating Expense Year in which Tenant shall pay the amount set forth in Section 6.2 above without any further adjustment, to the extent that Tenant’s Pro Rata Share of Operating Expenses for the period covered by a statement is different from the Estimated Payment during the Operating Expense Year just completed, Tenant shall pay Landlord the difference within 30 days following receipt by Tenant of the statement or receive a credit against the next due Estimated Payments, as the case may be. Until Tenant receives a statement, Tenant’s Estimated Payment for the new Operating Expense Year shall continue to be the amount of the prior Estimated Payment, but Tenant shall commence payment of the new Estimated Payment beginning on the first day of the month following the month in which Tenant receives the statement. Tenant shall also pay Landlord or deduct from the Rent, as the case may be, on the date required for the first payment, as adjusted, the difference, if any, between the Estimated Payment for the new Operating Expense Year set forth in the statement and the Estimated Payment actually paid during the new Operating Expense Year. If, during any Operating Expense Year, there is a change in the information on which Tenant is then making its Estimated Payments so that the prior estimate is no longer accurate, Landlord may revise the estimate and there shall be such adjustments made in the Estimated Payment on the first day of the month following notice to Tenant as shall be necessary by either increasing or decreasing, as the case may be, the amount of monthly Rent then being paid by Tenant for the balance of the Operating- Expense Year.

6.4                               Miscellaneous. Delay by Landlord in submitting any statement for any Operating Expense Year does not affect the provisions of this Section or constitute a waiver of Landlord’s rights for such Operating Expense Year or any subsequent Operating Expense Years.

6.5                               Dispute. If Tenant disputes an adjustment submitted by Landlord or a proposed increase or decrease in the Estimated Payment, Tenant shall give Landlord notice of such dispute within 30 days after Tenant’s receipt of the adjustment If Tenant does not give Landlord timely notice, Tenant waives its right to dispute the particular adjustment If Tenant timely objects, Tenant may engage its own certified public accountants (“Tenant’s Accountants”) to verify the accuracy of the statement complained of or the reasonableness of the estimated increase or decrease. Tenant’s Accountants shall enter into a confidentiality agreement satisfactory to Landlord. If Tenant’s Accountants determine that an error has been made, Landlord’s Accountants and Tenant’s Accountants shall endeavor to agree upon the matter, failing which such matter shall be submitted to an independent certified public accountant selected by Landlord, with Tenant’s reasonable approval, for a determination which will be conclusive and binding upon Landlord and Tenant. All costs incurred by Tenant for Tenant’s Accountants shall be paid for by Tenant unless Tenant’s Accountants disclose an error, ,acknowledged by Landlord’s Accountants (or found to have occurred through the above independent determination), of more than 7% in the computation of the total amount of Operating Expenses, in which event Landlord shall pay the reasonable out-of-pocket costs incurred by Tenant to obtain such audit (excluding costs or fees paid on a contingency basis). Notwithstanding the pendency of any dispute, Tenant shall continue to pay Landlord the amount of the Estimated Payment or adjustment determined by Landlord’s Accountants until the adjustment has been determined to be incorrect If it is determined that any portion of the Operating Expenses were not properly chargeable to Tenant, then Landlord shall promptly credit or refund the appropriate sum to Tenant.

EXHIBIT D TO LEASE

COMMENCEMENT CERTIFICATE

                                           , 20

PING IDENTITY CORPORATION

RE:                           Lease Agreement dated as of                  (the “Lease”), by and between MG-1005, LLC, a Colorado limited liability company, as Landlord, and PING IDENTITY CORPORATION, a Delaware corporation, as Tenant

Dear Tenant:

With regard to the referenced Lease, Landlord and Tenant acknowledge the following (initially capitalized words not otherwise defined have the same meaning set forth in the Lease):

1.                                      Landlord delivered the Premises consisting of          square feet in their as is condition (subject to the terms of the Lease) on            , which is Delivery Date under the Lease.

2.                                      The Commencement Date of the Initial Term is               and the Expiration Date is                  .

3.                                      Landlord’s Costs referred to in Section 5 of the Addendum to the Lease are agreed to total                  .

Please acknowledge the foregoing by having an authorized officer sign in the space provided below and return to our office. This document may be executed in counterparts, each of which shall constitute the original. Facsimile signatures shall be binding as original signatures.

ACKNOWLEDGED AND AGREED this day of :	MG-1005, LLC, a Colorado limited liability company

PING IDENTITY CORPORATION, a Delaware corporation	By:
Authorized Signatory
By:
Print Name:	“Landlord”
Print Title:

ATTEST:

By:
Print Name:
Print Title:

“Tenant”

D-1

EXHIBIT E TO LEASE

RULES AND REGULATIONS

1.                                      No sign, placard, picture, advertisement, name or notice shall be installed or displayed on any part of the outside or inside of the Building without the prior written consent of Landlord. Landlord shall have the right to remove, at the violating tenant’s expense and without notice, any sign installed or displayed in violation of this rule. All approved signs or lettering on doors and walls shall be printed, painted, affixed or inscribed at the expense of the requesting tenant by a person or vendor approved by Landlord. In addition, Landlord reserves the right to change from time to tune the format of the signs or lettering and to require previously approved signs or lettering to be appropriately altered.

2.                                      The coverings for all windows in each tenant’s premises shall be lowered and closed as reasonably required because of the position of the sun, during the operation of the Building’s air-conditioning system. All tenants whose premises are visible from one of the lobbies, or any other public portion of the Building, shall furnish and maintain their premises in a first-class manner, utilizing furnishings and other decorations commensurate in quality and style with the furnishings and decor in the public portions of the Building. If Landlord objects in writing to any curtains, blinds, shades or screens attached to or hung in or used in connection with any window or door of the premises, such tenant shall immediately discontinue such use. No awning shall be permitted on any part of the premises. A tenant shall not place anything or allow anything to be placed against or near any glass partitions or doors or windows which may appear unsightly, in the opinion of Landlord, from outside the premises.

3.                                      A tenant shall not obstruct any sidewalks, halls, passages, exits, entrances, elevators, escalators or stairways of the Building.

4.                                      The directory of the Building will be provided exclusively for the display or the name and location of tenants only and Landlord reserves the right to exclude any other names therefrom.

5.                                      Unless otherwise approved by Landlord, all cleaning and janitorial services for the Building and all premises shall be provided exclusively through Landlord. A tenant shall not cause any unnecessary labor by carelessness or indifference to the good order and cleanliness of its premises. Landlord shall not in any way be responsible to any tenant for any loss to property on the premises, however occurring, or for any damage to any tenant’s property by the janitor or any other employee or any other person.

6.                                      At initial occupancy, each tenant shall be furnished free of charge two keys or other access devices to each locking entry or exit door to or from its premises. A tenant shall not make or have made additional access devices and a tenant shall not alter any lock or install a new or additional locks or bolts on any door of its premises. After initial occupancy, if replacement access devices or a change of locks is necessary, tenant shall make such requests through the management office. A tenant shall be charged a reasonable fee for any change in locks or replacement access devices requested. A tenant, upon the termination of its tenancy, shall deliver to Landlord the access devices of all doors which have been furnished to it, and shall pay Landlord for any unreturned access devices.

7.                                      If a tenant requires telegraphic, telephonic, burglar alarm or similar services, it shall first obtain and comply with Landlord’s then-existing installation instructions and in compliance with the Building construction rules, including replacing or installing fire stopping in any floor penetrations when the wiring/cabling is installed and when removed. Landlord, or its agents, will direct the electricians as to where and how the wires may be introduced, and without such direction, no boring or cutting for wires will be permitted. Any such installation and connection shall be made at the tenant’s expense. Each tenant shall be responsible for removing, at its expense prior to moving from the Building, all telephone, data,, cable television, or other cabling extending from its premises to the telephone closet located on that floor which was used. by tenant or installed by it or for its benefit.

8.                                      No equipment, materials, furniture, packages, supplies, merchandise or other property will be received in the Building or carried in the elevators except between such hours and in such elevators as may be designated by Landlord. Parties employed to move furnishings, fixtures and equipment in and out of the Building shall be subject to Landlord’s approval and, if required by law, properly licensed. Any moving company shall provide a certificate of insurance naming Landlord and the Building manager as additional insureds prior to initiating its moving services in the Building. Landlord shall have the right to condition approval upon payment of an additional security deposit. A tenant must make arrangements in advance with Landlord for moving large quantities of furniture and equipment into or out of the Building.

9.                                      A tenant shall not place a load upon any floor which exceeds the load per square foot which such floor was designed to carry and which is allowed by law. Landlord shall have the right to prescribe the weight, size and position to all equipment, materials, furniture or other property brought into the Building. Heavy objects shall stand on such platforms as reasonably determined by Landlord to be necessary to properly distribute such weight. A tenant shall, at its cost and expense, place and maintain any of its business machines and mechanical equipment which causes unreasonable or objectionable noise or vibration to the structure of the Building or to any space in the Building on vibration eliminators or other devices sufficient to eliminate the noise or vibration. The parties employed to remove such equipment in or about the Building must be acceptable to Landlord. Landlord will not be responsible for loss of or damage to any such equipment or other property from any cause, and all damage done to the Building by maintaining or moving such equipment or other property shall be repaired at the expense of the tenant.

10.                               A tenant shall not have the ability to adjust temperature control thermostats. A tenant shall not use any method of heating or air conditioning, other than that supplied. by Landlord. A tenant is encouraged to not waste electricity, water or air conditioning. A tenant shall keep corridor doors closed for security purposes.

11.                               Landlord reserves the right to exclude from the Building outside Ordinary Business Hours any person unless that person has an access device such as a key, entry card, combination code, pass or is properly identified. A tenant shall be responsible for all persons for whom it requests passes and shall be liable to Landlord for all acts of such persons. Any person whose presence in the Building at any time shall, in the judgment of Landlord, be prejudicial to the safety, character, reputation, or interests of the Building or the Building’s tenants may be denied access or may be ejected therefrom, including any person who in the reasonable judgment of Landlord is intoxicated or under the influence of liquor or drugs or who acts in violation of these Rules and Regulations. During any public excitement or other commotion, Landlord may prevent all access to the Building during the continuance of the same, by closing the doors or otherwise, for the safety and protection of tenants, the Building, and property in the Building. Landlord may require any person leaving the Building with a package or other object to exhibit authorization from the tenant of the premises from which the package or object is removed, but enforcement of such requirement shall not impose any responsibility on Landlord to protect any tenant against removal of property from its premises. Landlord shall m no way be liable to any tenant for damages or loss arising from the admission, exclusion or ejection of any person to or from a tenant’s premises or the Building under the provisions of this rule.

12.                               Each tenant and its employees shall close and lock the doors of its premises and entirely shut off all water faucets or other water apparatus and gas outlets before leaving the premises. A tenant shall be responsible for any damage or injuries sustained by other tenants or occupants of the Building or by Landlord for noncompliance with this rule.

13.                               The toilet rooms, toilets, urinals, wash bowls and other apparatus shall not be used for any purpose other than that for which they were constructed, no foreign substance or any kind whatsoever shall be thrown into any of them, and the expense of any breakage, stoppage or damage resulting from the violation of this rule shall be borne by the tenant who, or whose employees or invitees, shall have caused it.

14.                               Except as otherwise provided in the Lease, a tenant shall not install an cellular, radio or television antenna, satellite dish, loudspeaker or other device on the roof or exterior walls of the Building. A tenant shall not interfere with cellular, radio or television broadcasting or reception from or in the Building or elsewhere.

15.                               Except as otherwise provided in the Lease and except for the installation of customary first-class office artwork and as otherwise approved by Landlord, a tenant shall not mark, drive nails, screw or drill into the partitions, woodwork or plaster or in any way deface the premises. A tenant shall not cut or bore holes for wires. A tenant shall not affix any floor covering to the floor of the premises in any manner except as approved by Landlord. A tenant shall repair any damage resulting from non-compliance with this rule.

16.                               A tenant shall not install, maintain or operate in public sight upon its premises any vending machine, however, a tenant may place standard soft drink and vending machines in its break room(s) for the convenience and use of its employees and their guests.

17.                               A tenant shall store all its trash and garbage within its premises. A tenant shall not place in any trash box or receptacle any material which cannot be disposed of in the ordinary and customary manner of trash and garbage disposal. Some electronic equipment, such as computer monitors, contain hazardous materials and must be disposed of properly and arrangements for such disposal must be made through the Building manager. All garbage and refuse disposal shall be made in accordance with directions and via a route designated from time to time by Landlord. A tenant is encouraged to participate in the Building’s recycling program.

18.                               Smoking is prohibited at all times in all areas of the Building, including offices, restrooms, corridors, stairwells, lobbies and elevators, and may be prohibited (or restricted by Landlord to designated areas) in all outside Common Areas of the Building Complex. A tenant shall not cause or permit any noise (including playing of musical instruments, radio or television) or unreasonable or objectionable odors to emanate from its premises which would annoy other tenants or create a public or private nuisance. Unless otherwise specifically provided in the Lease, no cooking shall be done or permitted by any tenant in its premises, except by use of a microwave oven approved by Underwriters’ Laboratory. Brewing coffee, tea, hot chocolate, and similar beverages shall be permitted provided that such equipment and use is in accordance with all applicable federal, state and city laws, codes, ordinances, rules and regulations. A tenant shall not conduct or permit any auction at its premises. Canvassing, soliciting and peddling in the Building are prohibited.

19.                               No animals, other than service animals, shall be allowed in the Building.

20.                               A tenant shall not use in any space or in the public halls of the Building any hand trucks except those equipped with the rubber tires and side guards or such other material-handling equipment as Landlord may approve. Bicycles shall be used or stored only in areas designated by Landlord. No other vehicles of any kind are permitted in the Building.

21.                               A tenant shall not use the name of the Building in connection with or in promoting or advertising its business except as its address.

22.                               The requirements of a tenant will be attended to only upon appropriate application to the office of the Building, by an authorized individual. Employees of Landlord shall not perform any work or do anything outside of their regular duties unless under special instruction from Landlord, and no employee of Landlord will admit any person (the tenant or otherwise) to any office without specific instructions from Landlord. All contractors hired by a tenant for any purpose permitted in its Lease shall comply with the provisions of the Lease, these Rules and Regulations, and such separate rules and regulations as Landlord may reasonably adopt for contractors.

23.                               Each tenant and its employees shall cooperate fully with the life safety plans of the Building established by Landlord, including participation in exit drills, fire inspections, life safety orientations and other programs relating to life safety that may be promulgated by Landlord.

24.                               Landlord may waive any one or more of these Rules and Regulations for the benefit of any particular tenant or tenants, but no such waiver by Landlord shall be construed as a waiver of such Rules and Regulations in favor of any other tenant or tenants, nor prevent Landlord from thereafter enforcing any such Rules and Regulations against any or all of the tenants of the Building.

25.                               These Rules and Regulations are in addition to, and shall not be construed to in any way modify or amend, in whole or in part, the terms, covenants, agreements and conditions of any lease of premises in the Building.

26.                               Landlord reserves the right to make such other reasonable rules and regulations as in its judgment may from time to time be needed for safety and security, for care and cleanliness of the Building, and for the preservation of good order in and about the Building, including, without limitation, maintaining the Building’s status as an environmentally responsible, profitable and sustainable building system. Each tenant agrees to abide by all such rules and regulations in this Exhibit stated and any additional rules and regulations which are adopted.

27.                               Each tenant shall be responsible for the observance of all of the foregoing rules by its employees, agents, clients, customers, invitees and guests.

EXHIBIT F TO LEASE

FORM OF LETTER OF CREDIT

                                          , 201

MG-1005, LLC
4643 South Ulster Street, Suite 1500
Denver, Colorado 80237

RE: Letter of Credit No.

Gentlemen:

We hereby issue in your favor, at the request and for the account of PING IDENTITY CORPORATION, a Delaware corporation, our irrevocable Letter of Credit in the amount of $600,000.00 which is available against presentation of your sight draft. The draft must be accompanied by:

1.                                      This Letter of Credit No.           ; and

2.                                      A notarized certification signed as “Authorized Signatory” on behalf of MG-1005, LLC, a Colorado limited liability company, or an officer (or partner, if such entity is a partnership or member if a limited liability company) of its transferee or assignee, stating essentially as follows:

“The undersigned Beneficiary is the owner of the property described in the Lease Agreement dated                , 201   by and between MG-1005, LLC, a Colorado limited company, as Landlord, and, as Tenant (the “Lease”). The amount requested by the draft accompanying this statement is the amount to which Beneficiary is entitled under the terms of the Lease as a result of an Event of Default under the Lease and Beneficiary requests payment of the enclosed draft under the enclosed Letter of Credit.”

This Letter of Credit shall be subject to the Special Conditions set forth on Schedule 1, such exhibit being considered a part hereof and incorporated herein by reference.

We hereby agree that all drafts drawn under and in compliance with the terms of this credit shall meet with honor upon presentation and delivery of documents on or before 5:00 p.m., Mountain time,        [DATE]           (the “Expiry Date”), as specified to the drawee. This Letter of Credit may be presented one or more times; partial drawings are allowed. It is a condition of this Letter of Credit that the Expiry Date shall be automatically extended for periods of at least one year from the initial Expiry Date and each future Expiry Date unless, at least 60 days prior to the relevant expiration date, we notify you, by certified mail, return receipt requested, that we elect not to extend this Letter of Credit for any additional period.

[BANK]

By:
Title:

F-1

EXHIBIT 1

To Letter of Credit No.

The Letter of Credit shall be governed by the following Special Conditions:

1.                                      This Letter of Credit is subject to the International Standby Practices 1998, International Chamber of Commerce Publication No. 590.

2.                                      Issuer agrees that it may not defer honor beyond the close of the first banking day after presentment of a sight draft drawn hereunder and accompanying documents.

3.                                      This Letter of Credit shall be transferable and assignable, without charge, to any person or entity who is the successor or assignee of Beneficiary’s interest under the Lease entered into on or about                , 201   between MG-1005, LLC, a Colorado limited liability company, and PING IDENTITY CORPORATION, a Delaware corporation.  Such transfer shall be accomplished by providing           [BANK]           with the appropriate transfer form and the original letter of credit for endorsement; provided, however, that such transfer shall not be subject to the approval of           [BANK]          .

F-2

EXHIBIT G TO LEASE

SUBORDINATION, NON-DISTURBANCE AND ATTORNMENT AGREEMENT

THIS SUBORDINATION, NON-DISTURBANCE AND ATTORNMENT AGREEMENT (“Agreement”) is entered into as of              , 201      (the “Effective Date”) by and between HSH NORDBANK AG, HAMBURG, a German banking corporation, in its capacity as agent for certain lenders (together with its successors and assigns in such capacity, the “Mortgagee”), and PING IDENTITY CORPORATION, a Delaware corporation (hereinafter, collectively the “Tenant”), with reference to the following facts:

A.                                    MG-1005, LLC, a Colorado limited liability company, whose address is MG-1005, LLC, Miller Global Properties, LLC, 4643 S. Ulster Street, Suite 1500, Denver, CO 80237, Attn: Paul Hogan (the “Landlord”) owns fee simple title or a leasehold interest in the real property described in Exhibit “A” attached hereto (the “Property”).

B.                                    Mortgagee has made or intends to make a loan to Landlord (the “Loan”).

C.                                    To secure the Loan, Landlord has encumbered the Property by entering into a Deed of Trust, Security Agreement, Financing Statement Fixture Filing and Assignment of Rents dated December 4, 2006 for the benefit of Mortgagee recorded in the Official Records in and for Denver County, Colorado, on December 4, 2006 as Reception No. 2006192947.

D.                                    Pursuant to the Lease Agreement effective           , 201   (the “Lease”), Landlord demised to Tenant a portion of the Property (the “Leased Premises”).

E.                                     Tenant and Mortgagee desire to agree upon the relative priorities of their interests in the Property and their rights and obligations if certain events occur.

NOW, THEREFORE, for good and sufficient consideration, Tenant and Mortgagee agree:

1.                                      Definitions. The following terms shall have the following meanings for purposes of this Agreement.

a.                                      Foreclosure Event. A “Foreclosure Event” means: (i) foreclosure or exercise of power of sale under the Mortgage; (ii) any other exercise by Mortgagee of rights and remedies (whether under the Mortgage or under applicable law, including bankruptcy law) as holder of the Loan and/or the Mortgage, as a result of which a Mortgagee becomes owner of the Property; or (iii) delivery by Landlord to Mortgagee (or its designee or nominee) of a deed or other conveyance of Landlord’s interest in the Property in lieu of any of the foregoing.

b.                                      Former Landlord. A “Former Landlord” means Landlord and any other party that was landlord under the Lease at any time before the occurrence of any attornment under this Agreement.

c.                                       Offset Right. An “Offset Right” means any right or alleged right of Tenant to any offset, defense (other than one arising from actual payment and performance, which payment and performance would bind a Successor Landlord pursuant to this Agreement), claim, counterclaim, reduction, deduction, or abatement against Tenant’s payment of Rent or performance of Tenant’s other obligations under the Lease, arising (whether under the Lease or under applicable law) from Landlord’s breach or default under the Lease.

d.                                      Rent. The “Rent” means any fixed rent, base rent or additional rent under the Lease.

e.                                       Successor Landlord. A “Successor Landlord” means any party that becomes owner of the Property as the result of a Foreclosure Event.

f.                                        Termination Right. A “Termination Right” means any right of Tenant to cancel or terminate the Lease or to claim a partial or total eviction arising (whether under the Lease or under applicable law) from Landlord’s breach or default under the Lease.

g.                                       Other Capitalized Terms. If any capitalized term is used in this Agreement and no separate definition is contained in this Agreement, then such term shall have the same respective definition as set forth in the Lease.

2.                                      Subordination. The Lease, as the same may hereafter be modified, amended or extended, shall be, and shall at all times remain, subject and subordinate to the terms conditions and provisions of the Mortgage, the lien imposed by the Mortgage, and all advances made under the Mortgage. Notwithstanding the foregoing, Mortgagee may elect, in its sole and absolute discretion, to subordinate the lien of the Mortgage to the Lease.

3.                                      Nondisturbance, Recognition and Attornment.

a.                                      No Exercise of Mortgage Remedies Against Tenant. So long as the Tenant is not in default under this Agreement or under the Lease beyond any applicable grace or cure periods (an “Event of Default”), Mortgagee (i) shall not terminate or disturb Tenant’s possession of the Leased Premises under the Lease, except in accordance with the terms of the Lease and this Agreement and (ii) shall not name or join Tenant as a defendant in any exercise of Mortgagee’s rights and remedies arising upon a default under the Mortgage unless applicable law requires Tenant to be made a party thereto as a condition to proceeding against Landlord or prosecuting such rights and remedies. In the latter case, Mortgagee may join Tenant as a defendant in such action only for such purpose and not to terminate the Lease or otherwise adversely affect Tenant’s rights under the Lease or this Agreement in such action.

b.                                      Recognition and Attornment. Upon Successor Landlord taking title to the Property (i) Successor Landlord shall be bound to Tenant under all the terms and conditions of the Lease (except as provided in this Agreement); (ii) Tenant shall recognize and atom to Successor Landlord as Tenant’s direct landlord under the Lease as affected by this Agreement; and (iii) the Lease shall continue in full force and effect as a direct lease, in accordance with its terms (except as provided in this Agreement), between Successor Landlord and Tenant. Tenant hereby acknowledges notice that pursuant to the Mortgage and assignment of rents, leases and profits, Landlord has granted to the Mortgagee an absolute, present assignment of the Lease and Rents which provides that Tenant continue making payments of Rents and other amounts owed by Tenant under the Lease to the Landlord and to recognize the rights of Landlord under the Lease until notified otherwise in writing by the Mortgagee. After receipt of such notice from Mortgagee, the Tenant shall thereafter make all such payments directly to the Mortgagee or as the Mortgagee may otherwise direct, without any further inquiry on the part of the Tenant. Landlord consents to the foregoing and waives any right, claim or demand which Landlord may have against Tenant by reason of such payments to Mortgagee or as Mortgagee directs.

c.                                       Further Documentation. The provisions of this Article 3 shall be effective and self-operative without any need for Successor Landlord or Tenant to execute any further documents. Tenant and Successor Landlord shall, however, confirm the provisions of this Article 3 in writing upon request by either of them within ten (10) days of such request.

4.                                      Protection of Successor Landlord. Notwithstanding anything to the contrary in the Lease or the Mortgage, Successor Landlord shall not be liable for or bound by any of the following matters:

a.                                      Claims Against Former Landlord. Any Offset Right that Tenant may have against any Former Landlord relating to any event or occurrence before the date of attornment, including any claim for damages of any kind whatsoever as the result of any breach by Former Landlord that occurred before the date of attornment; provided, however, Successor Landlord shall be bound by Former Landlord’s obligation to provide the Finish Allowance (as defined in the Lease) to Tenant in accordance with the terms of the Lease. The foregoing shall not limit either (i) Tenant’s right to exercise against Successor Landlord any Offset Right otherwise available to Tenant because of events occurring after the date of attornment or (ii) Successor Landlord’s obligation to correct any conditions that existed as of the date of attornment and violate Successor Landlord’s obligations as landlord under the Lease.

b.                                      Prepayments. Any payment of Rent that Tenant may have made to Former Landlord more than thirty (30) days before the date such Rent was first due and payable under the Lease with respect to any period after the date of attornment other than, and only to the extent that, the Lease expressly required such a prepayment.

c.                                       Payment; Security Deposit; Work. Any obligation: (i) to pay Tenant any sum(s) that any Former Landlord owed to Tenant unless such sums, if any, shall have been actually delivered to Mortgagee by way of an assumption of escrow accounts or otherwise; (ii) with respect to any security deposited with Former Landlord, unless such security was actually delivered to Mortgagee; (iii) to reconstruct or repair improvements following a fire, casualty or condemnation; or (iv) arising from representations and warranties related to Former Landlord.

d.                                      Modification, Amendment or Waiver. Any modification or amendment of the Lease, or any waiver of the terms of the Lease, made without Mortgagee’s written consent.

e.                                       Surrender, Etc. Any consensual or negotiated surrender, cancellation, or termination of the Lease, in whole or in part, agreed upon between Landlord and Tenant, unless effected unilaterally by Tenant pursuant to the express terms of the Lease.

f.                                         Exceptions. Notwithstanding anything to the contrary in the Lease or the Mortgage, Successor Landlord shall be liable for and bound by Landlord’s obligation to pay and otherwise comply with the terms and conditions of the Lease regarding the Finish Allowance.

5.                                      Exculpation of Successor Landlord. Notwithstanding anything to the contrary in this Agreement or the Lease, Successor Landlord’s obligations and liability under the Lease shall never extend beyond Successor Landlord’s (or its successors’ or assigns’) interest, if any, in the Leased Premises from time to time, including insurance and condemnation proceeds, security deposits, escrows, Successor Landlord’s interest in the Lease, and the proceeds from any sale, lease or other disposition of the Property (or any portion thereof) by Successor Landlord (collectively, the “Successor Landlord’s Interest”). Tenant shall look exclusively to Successor Landlord’s Interest (or that of its successors and assigns) for payment or discharge of any obligations of Successor Landlord under the Lease as affected by this Agreement. If Tenant obtains any money judgment against Successor Landlord with respect to the Lease or the relationship between Successor Landlord and Tenant, then Tenant shall look solely to Successor Landlord’s Interest (or that of its successors and assigns) to collect such judgment Tenant shall not collect or attempt to collect any such judgment out of any other assets of Successor Landlord.

6.                                      Mortgagee’s Right to Cure. Notwithstanding anything to the contrary in the Lease or this Agreement, before exercising any Offset Right or Termination Right:

a.                                      Notice to Mortgagee. Tenant shall provide Mortgagee with notice of the breach or default by Landlord giving rise to same (the “Default Notice”) and, thereafter, the opportunity to cure such breach or default as provided for below.

b.                                      Mortgagee’s Cure Period. After Mortgagee receives a Default Notice, Mortgagee shall have a period of thirty (30) days beyond the time available to Landlord under the Lease in which to cure the breach or default by Landlord. Mortgagee shall have no obligation to cure (and shall have no liability or obligation for not curing) any breach or default by Landlord, except to the extent that Mortgagee agrees or undertakes otherwise in writing. In addition, as to any breach or default by Landlord the cure of which requires possession and control of the Property, provided that Mortgagee undertakes by written notice to Tenant to exercise reasonable efforts to cure or cause to be cured by a receiver such breach or default within the period permitted by this paragraph, Mortgagee’s cure period shall continue for such additional time as Mortgagee may reasonably require to either: (i) obtain possession and control of the Property with due diligence and thereafter cure the breach or default with reasonable diligence and continuity; or (ii) obtain the appointment of a receiver and give such receiver a reasonable period of time in which to cure the default.

7.                                      Miscellaneous.

a.                                      Notices. Any notice or request given or demand made under this Agreement by one party to the other shall be in writing, and may be given or be served by hand delivered personal service, or by depositing the same with a reliable overnight courier service or by deposit in the United States mail, postpaid, registered or certified mail, and addressed to the party to be notified, with return receipt requested or by telefax transmission, with the original machine-generated transmit confirmation report as evidence of transmission. Notice deposited in the mail in the manner hereinabove described shall be effective from and after the expiration of three (3) days after it is so deposited; however, delivery by overnight courier service shall be deemed effective on the next succeeding business day after it is so deposited and notice by personal service or telefax transmission shall be deemed effective when delivered to its addressee or within two (2) hours after its transmission unless given after 3:00 p.m. on a business day, in which case it shall be deemed effective at 9:00 a.m. on the next business day. For purposes of notice, the addresses and telefax number of the parties shall, until changed as herein provided, be as follows:

i.	If to the Mortgagee, at:

HSH Nordbank AG
Gerhart-Hauptmann-Platz 50,
20095 Hamburg, Germany
Attention: Tanja Brickwedde & Elke Hamann
Telecopy No.: 49-40-3333-613721 & 49-40-3333-613322

with copies similarly delivered to:

Kaye Scholer LLP
425 Park Avenue
New York, New York 10022
Attention: Warren T. Bernstein, Esq.
Telecopy No.: (212) 836-8689

ii.	If to Tenant, at:

Ping Identity Corporation
1001 17th Street, Suite 100
Denver, CO 80202
Attn: Finance/Contracts
Telecopy No.: (303) 468-2909

with required copies to:

Jones Lang LaSalle Brokerage, Inc.
1225 17th Street Suite 1900
Denver Colorado 80202
Attn: Lindsay Brown
Telecopy No.: (303) 572-0914

b.                                      Successors and Assigns. This Agreement shall bind and benefit the parties, their successors and assigns, any Successor Landlord, and its successors and assigns. If Mortgagee assigns the Mortgage, then upon delivery to Tenant of written notice thereof accompanied by the assignee’s written assumption of all obligations under this Agreement, all liability of the assignor shall terminate.

c.                                       Entire Agreement. This Agreement constitutes the entire agreement between Mortgagee and Tenant regarding the subordination of the Lease to the Mortgage and the rights and obligations of Tenant and Mortgagee as to the subject matter of this Agreement.

d.                                      Interaction with Lease and with Mortgage. If this Agreement conflicts with the Lease, then this Agreement shall govern as between the parties and any Successor Landlord, including upon any attornment pursuant to this Agreement This Agreement supersedes, and constitutes full compliance with, any provisions in the Lease that provide for subordination of the Lease to, or for delivery of nondisturbance agreements by the holder of the Mortgage.

e.                                       Mortgagee’s Rights and Obligations. Except as expressly provided for in this Agreement, Mortgagee shall have no obligations to Tenant with respect to the Lease. If an attornment occurs pursuant to this Agreement, then all rights and obligations of Mortgagee under this Agreement shall terminate, without thereby affecting in any way the rights and obligations of Successor Landlord provided for in this Agreement.

f.                                         Interpretation; Governing Law. The interpretation, validity and enforcement of this Agreement shall be governed by and construed under the internal laws of the State in which the Leased Premises are located, excluding such State’s principles of conflict of laws.

g.                                      Amendments. This Agreement may be amended, discharged or terminated, or any of its provisions waived, only by a written instrument executed by the party to be charged.

h.                                      Due Authorization. Tenant represents to Mortgagee that it has full authority to enter into this Agreement, which has been duly authorized by all necessary actions. Mortgagee represents to Tenant that it has full authority to enter into this Agreement, which has been duly authorized by all necessary actions.

i.                                         Execution. This Agreement may be executed in any number of counterparts, each of which shall be deemed an original and all of which together shall constitute one and the same instrument.

[THIS SPACE INTENTIONALLY LEFT BLANK]

IN WITNESS WHEREOF, the Mortgagee and Tenant have caused this Agreement to be executed as of the date first above written.

MORTGAGEE:

HSH NORDBANK AG, HAMBURG,
as Agent

By:
Name:
Title:

By:
Name:
Title:

TENANT:

PING IDENTITY CORPORATION, a Delaware corporation

By:
Name:
Title:

By:
Name:
Title:

LANDLORD’S CONSENT

Landlord consents and agrees to the foregoing Agreement, which was entered into at Landlord’s request. The foregoing Agreement shall not alter, waive or diminish any of Landlord’s obligations under the Mortgage or the Lease. The above Agreement discharges any obligations of Mortgagee under the Mortgage and related loan documents to enter into a nondisturbance agreement with Tenant. Landlord is not a party to the above Agreement.

LANDLORD:

MG-1005, LLC,
a Colorado limited liability company

By:
	Title:	Authorized Signatory

Dated: , 201

MORTGAGEE’S ACKNOWLEDGMENT

STATE OF	)
) ss.
COUNTY OF	)

On the      day of                     in the year 201   before me, the undersigned, a Notary Public in and for said state, personally appeared                                        , proved to me on the basis of satisfactory evidence to be the individual whose name is subscribed to the within instrument and acknowledged to me that he executed the same in his capacity, and that by his signature on the instrument, the individual, or the person upon behalf of which the individual acted, executed the instrument.

Signature of Notary Public

TENANTS ACKNOWLEDGMENT

STATE OF	)
) ss.
COUNTY OF	)

On the     day of                     in the year 201  before me, the undersigned, a Notary Public in and for said state, personally appeared                                    , proved to me on the basis of satisfactory evidence to be the individual whose name is subscribed to the within instrument and acknowledged to me that he executed the same in his capacity, and that by his signature on the instrument, the individual, or the person upon behalf of which the individual acted, executed the instrument.

Signature of Notary Public

LIST OF EXHIBITS

If any exhibit is not attached hereto at the time of execution of this Agreement, it may thereafter be attached by written agreement of the parties, evidenced by initialing said exhibit.

Exhibit “A” - Legal Description of the Land

Exhibit “A” - Legal Description of the Land

Lots 1 through 32, inclusive, Block 96,

together with all of the platted, now vacated, alley in said Block,

East Denver, according to the recorded plat thereof

City and County of Denver, State of Colorado.

WORK LETTER

[Tenant Constructs]

January 21, 2011

PING IDENTITY CORPORATION

Re:	Tenant:	PING IDENTITY CORPORATION, a Delaware corporation

	Premises:	Approximately 20,225 rentable square feet of space on the first floor (the “Premises”)

Gentlemen:

Concurrently herewith, you (“Tenant”) and the undersigned (“Landlord”) have executed a Lease Agreement (the “Lease”) covering the Premises (the provisions of the Lease are hereby incorporated by reference as if fully set forth herein and initially capitalized words not defined have the same meaning set forth in the Lease). In consideration of the execution of the Lease, Landlord and Tenant mutually agree as follows:

1.                                      Space Planning and Engineering

1.1                               Landlord has provided to Tenant the architectural and engineering drawings for the base building improvements for the Building completed or to be completed by Landlord and architectural and engineering drawings for the tenant improvements existing (if any) in the Premises (“Landlord’s Drawings”).

1.2                               Tenant retained DLR Group (“Tenant’s Architect”) as Tenant’s architect. Tenant shall retain design engineers for electrical, plumbing and life safety as Tenant’s engineer (“Tenant’s Engineer”) to perform electrical, plumbing, and life safety engineering, which Tenant’s Engineers shall be subject to Landlord’s prior written approval (not to be unreasonably withheld). In addition, Tenant shall retain Landlord’s designated structural engineers to provide engineering design review pertaining to structural design issues and Tenant shall retain Landlord’s designated mechanical engineer to perform all design review and construction coordination related to all mechanical elements of the Premises. Tenant shall provide to Landlord the Tenant-approved space plans for the Premises (collectively referred to herein as “Space Plans”) prepared by Tenant’s Architect within 20 days of the date of the parties’ mutual execution of the Lease. The Space Plans shall contain information specified in Exhibit B and shall be sufficiently complete to permit Landlord to review such drawings for the purpose of determining conformity with the base building specifications for the Building and for the purposes described in Section 1.3 below.

1.3                               Within 10 business days of receipt by Landlord of the Space Plans, Landlord and its engineers (“Landlord’s Engineers”) will review the Space Plans and Tenant is responsible for the costs of Landlord’s Engineers to review the Space Plans up to $1,000.00; provided, however, Tenant shall not be obligated to pay such review costs if Tenant retains Landlord’s Engineers as Tenant’s Engineers. Tenant’s Architect will advise Landlord and Landlord’s Engineers whether

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the Building HVAC System and/or the electrical service will have to be supplemented to allow installation of work shown on the Space Plans. Landlord shall approve the Space Plan unless the same (i) are inconsistent with the base building specifications for the Building, including the HVAC system and electrical system; (ii) do not contain all of the information specified in Exhibit B or are not sufficiently complete to permit Landlord to review them for the purposes set forth herein; or (iii) indicate space usages inconsistent with the Lease, Landlord will advise Tenant and Tenant will revise the Space Plans accordingly, resubmit them to Landlord, and the review procedure and time frames set forth above will be repeated. Failure by Landlord to advise Tenant of such determination within such 10-day period shall be deemed to be a Landlord Delay but such failure shall not be deemed to be approval by Landlord. When approved by Landlord and Tenant, the Space Plans will be signed or initialed by Landlord and Tenant; such approved drawings will be deemed the “Approved Space Plans.” Landlord’s approval of the Space Plans creates no responsibility or liability on the part of Landlord for completeness, design sufficiency, or compliance with all Applicable Laws.

1.4                               Within 30 days of the Approved Space Plans, Tenant shall provide Landlord with architectural working drawings prepared by Tenant’s Architect (the “Architectural Working Drawings”) and structural, plumbing, fire protection, mechanical, controls, electrical and life safety engineering drawings (collectively, the “Engineering Working Drawings”) prepared by Tenant’s Engineer, all of which shall be prepared substantially in the form provided in Exhibit B. The Architectural Working Drawings shall be coordinated by Tenant’s Architect with Landlord’s Drawings and the Approved Space Plans. The Architectural Working Drawings and the Engineering Working Drawings shall be approved by Tenant and shall be logical extensions of the Approved Space Plans for the Premises. Tenant and Tenant’s Architect shall be responsible for the consistency between the Architectural Working Drawings and the Engineering Working Drawings, conflicts with base building specifications and field conditions (unless such field conditions materially vary from Landlord’s Drawings, as modified) and for the Architectural Working Drawings and the Engineering Working Drawings complying with building code provisions. Landlord shall notify Tenant’s Architect of changes in Landlord’s Drawings affecting the Finish Work within 5 business days of an actual change in such drawings (not just a proposed change), so as to minimize interference with or delay to completion of Tenant’s Working Drawings. Landlord shall identify items that Landlord will require Tenant to remove upon the expiration or earlier termination of the Lease in accordance with the Lease. If the review by Landlord or Landlord’s Engineers, if applicable, uncovers design errors or determines that the Finish Work or any improvements in the Premises visible from the exterior of the Premises do not meet Landlord’s reasonable design requirements, Landlord shall give notice thereof, including any review comments, within 10 business days after Landlord’s receipt of Tenant’s Architectural Working Drawings and the Engineering Working Drawings. If Landlord does not reply within such period, it shall be presumed that Landlord has no objection thereto, however, such approval shall not limit Landlord’s right to request changes in the future in the event design errors are discovered (which request shall be made as soon as practicable following such discovery) and Tenant shall not be obligated to make changes as to which notice is given beyond such 10 business day period unless the safety of the Finish Work is affected or that are required by Applicable Laws. If Landlord notifies Tenant of design errors pursuant to this Section (within the time period, as applicable), Tenant shall revise the Architectural Working Drawings and the Engineering Working Drawings accordingly, and resubmit them to Landlord only for review of those design issues noted by Landlord after Landlord’s initial review of the Working Drawings. Landlord shall provide

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written approval or comments within 3 business days of Tenant’s resubmission and the review procedure set forth above shall be repeated. Delay caused by such revisions shall be deemed Tenant Delay. Tenant shall simultaneously submit its Working Drawings to Landlord for review, to Tenant’s contractor for final pricing, and for building permit review. Revisions required by Landlord as a result of its approval shall be incorporated by Tenant into pricing and permitting submittals and any delays shall be deemed Tenant Delay. When approved (or deemed approved) by Landlord and Tenant, such Working Drawings shall be deemed the “Final Drawings.”

1.5                               Changes to the Final Drawings may be made only upon prior written approval of Landlord, which approval will not be unreasonably withheld. Landlord will respond to all written requests for changes within 5 business days of Landlord’s receipt. If Landlord does not respond within such period, Landlord will be deemed to have consented to the requested changes. Landlord’s review of the Space Plans or Tenant’s Working Drawings do not imply approval by Landlord as to the Final Drawings’ compliance with Applicable Laws.

2.                                      Finish Work and Finish Allowance

2.1                               Following Landlord’s approval of the Final Drawings, Tenant is responsible for the diligent completion of all finish work substantially in accordance with the Final Drawings (the “Finish Work”) and for all other work necessary for Tenant to commence operation of its business in the Premises, including installation of Tenant’s security system, phone and data systems, and other equipment. At the time of submittal of Working Drawings to Landlord, Tenant shall submit to Landlord, for approval, a list of all contractors from whom Tenant intends to request bids, as well as the proposed Contractor Bid Package (including the form of Contract) if available at such time; otherwise such Contract shall be submitted for review as soon as it is available) and within 3 business days of receipt Landlord will provide a determination as to such contractors (it being understood that a failure by Landlord to advise Tenant of such determination shall neither be deemed to be a Landlord Delay nor shall such failure be deemed to be approval by Landlord). Tenant shall submit bid responses and its recommendation to Landlord for approval prior to awarding the work. Tenant’s subcontractors with respect to all mechanical, electrical, fire protection and controls work in the Premises will be the subcontractors used by Landlord for such work in the Building or other subcontractors approved by Landlord.

2.2                               Tenant agrees to execute a contract for construction services to complete the Finish Work (the “Contract”) with contractors and subcontractors reasonably satisfactory to Landlord (collectively, “Tenant’s Contractors”). Tenant and Tenant’s Contractors will be required to adhere to the requirements set forth on Exhibit C, the rules and regulations set forth on Exhibit D, and such other requirements as Landlord reasonably imposes (collectively, “Requirements”). The Contract will incorporate the provisions of the Requirements. Landlord will review the Contract for compliance with the Requirements within 3 business days thereafter; if Landlord does not respond within such period, Landlord shall be deemed to have approved such contract. Following approval, Tenant will promptly commence and proceed diligently to complete the Finish Work.

2.3                               Landlord has no obligation to Tenant’s Contractors except for the provision of those services which Landlord provides to other tenant finish contractors in the Building without preference or privileges, and Landlord agrees to provide such services. Tenant’s Contractors will be obligated to cooperate with contractors employed by Landlord (“Landlord’s Contractors”) who

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are completing work in the Building, including Landlord’s completion of any work in the Common Area corridors or construction for any other tenants of the Building, and such Contractors will each conduct its respective work in an orderly fashion and manner so as not to unreasonably interfere with the other.

2.4                               Tenant assumes full responsibility for Tenant’s Contractor’s performance of all Finish Work including compliance with Applicable Laws, and for all Tenant’s Contractors’ property, equipment, materials, tools or machinery placed or stored in the Premises during the completion thereof. All such work is to be performed in a good and workmanlike manner consistent with first class standards.

2.5                               Tenant will cause Tenant’s Contractors to: (i) conduct work so as not to unreasonably interfere with any other construction occurring in the Building or any other tenants of the Building, including Landlord’s completion of the any work in the Common Area corridors or construction for any other tenants of the Building; (ii) comply with the Requirements and all other rules and regulations relating to construction activities in the Building promulgated from time to time by Landlord for the Building; (iii) reach agreement with Landlord’s Contractors as to the terms and conditions for hoisting, systems interfacing, and use of temporary utilities; and (iv) deliver to Landlord such evidence of compliance with the provisions of this paragraph as Landlord may reasonably request.

2.6                               Landlord shall pay the cost of the Finish Work completed in accordance with the Final Drawings up to a total maximum amount equal to $45.00 per rentable square foot of the Premises (the “Finish Allowance”), which Finish Allowance shall be used to pay for expenditures related to the Finish Work including but not limited to costs of all labor, materials, permits, fees, contractors and subcontractors’ charges and Tenant’s construction management fees, and payment of Landlord’s construction oversight fees in an amount of up to 1% of the so-called “hard” construction costs of the Finish Work. in addition, Landlord shall pay the costs of preparation of the Space Plans and Final. Drawings, (including, but not limited to, Landlord’s, Landlord’s Architect’s and Landlord’s Engineer’s costs of review) up to an amount equal to equal to $0.15 per rentable square foot of the Premises (the “Plan Allowance”). Costs of preparation and review of the Space Plans and Final Drawings in excess of the Plan Allowance and all costs of the Finish Work in excess of the Finish Allowance shall be at Tenant’s expense. Costs arising from Tenant Delay shall be at Tenant’s additional cost and expense and may not be deducted from the Finish Allowance. Tenant is responsible for and shall pay all costs and expenses payable under this Work Letter that are not allowable as expenditures from the Finish Allowance or the Plan Allowance as such amounts become due and payable. Should the cost of the Finish Work exceed the Finish Allowance (“Excess Costs”), such Excess Costs shall be at Tenant’s sole cost and expense. Tenant shall pay Excess Costs in full directly upon invoice as the Finish Work progresses. Tenant shall have a right to use a portion of the Finish Allowance (up to an. amount equal to $5.00 per square foot of the Premises) to offset the cost of moving, the purchase of furniture, fixtures and equipment, and the costs of installation of voice and data cabling (collectively, “Moving and FF&E Items”). Unless otherwise agreed by Landlord and Tenant in writing and subject to delays beyond Tenant’s reasonable control, if any portion of the Finish Allowance or Plan Allowance has not been requested by Tenant on or before December 31, 2011 (as extended by Net Landlord Delay) such amount will be forfeited by Tenant to Landlord.

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2.7                               Except for Moving and FF&E Items, the Finish Allowance is to be expended solely for the benefit of Landlord; that is the Finish Allowance will be expended only to pay for design, engineering, installation, and construction of the Finish Work (including installation of any cabling) which under the Lease becomes the property of Landlord upon installation and not for movable furniture, equipment, and trade fixtures not physically attached to the Premises. Landlord may deduct from the Finish Allowance any amounts due Landlord in accordance with Section 2.6. As design, engineering, and construction work is completed and Tenant receives invoices therefor, Tenant will submit requests for payment to Landlord not more frequently than monthly, along with appropriate lien waivers (substantially in the forms attached hereto as Exhibit E) and such other documentation as Landlord reasonably requires. On a monthly basis following receipt of such documentation (with such payment being made within 30 days if all required documentation is received by Landlord by the 5th of such month), Landlord will pay the amounts requested by delivery to Tenant of Landlord’s check(s) payable to Tenant or, at Landlord’s option, payable to Tenant and Tenant’s Contractors jointly. If the Finish Work is completed in phases, the Finish Allowance shall be disbursed on a per-square-foot basis, based on the square footage completed in the respective phase (ready for occupancy and use by Tenant).

2.8                               During completion of the Finish Work and until the Commencement Date, Tenant’s Contractors shall balance the Building HVAC system serving the Premises, the cost and expense of which shall be part of the Finish Allowance; immediately after the Commencement Date, Landlord will reasonably cooperate with Tenant in the balancing of the Building HVAC system serving the Premises at Tenant’s sole cost and expense. Tenant will pay all such expenses within 30 days after billing from Landlord.

2.9                               Tenant will indemnify, defend and hold harmless Landlord, Landlord’s Mortgagee, Building Manager, and Landlord’s Contractors from and against liability, costs or expenses, including attorney’s fees on account of damage to the person or property of any third party arising out of, or resulting from the performance of the Finish Work, including, but not limited to, mechanics’ or other liens or claims (and all costs associated therewith). Tenant will also repair or cause to be repaired at its expense all damage caused to the Premises or the Building by Tenant’s Contractors or its subcontractors. Further, Landlord will have the right as described in Section 12.1 of the Lease to post and maintain notices of non-liability.

2.10                        Tenant agrees to submit to Landlord upon completion of all work a final set of as-built Final Drawings (inclusive of three prints and three CAD disks) incorporating changes upon completion of the Finish Work.

2.11                        Notwithstanding any provision herein or in the Lease to the contrary, the Commencement Date and Tenant’s Rent obligations and other obligations will not be delayed or extended by any delay in completion of the Finish Work unless such delay is caused by “Net Landlord Delay.” The term “Landlord Delay” means (i) any delay in the preparation, finalization or approval of the Approved Space Plans or Final Drawings or completion of the Finish Work caused by Landlord’s failure to perform its obligations under this Work Letter within the time limits set forth herein, (ii) each day that Landlord fails or refuses, after the Delivery Date, to permit Tenant, its agents and contractors access to and use of the Building or any Building facilities or services (including loading dock, hoists or freight elevators) required for the orderly and efficient performance of the work necessary to complete the Finish Work and move into the Premises in

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accordance with Tenant’s critical path schedule therefor; (iii) each day that Landlord or Tenant encounters the presence of asbestos in the Building which affects Tenant’s ability to proceed with the construction of the Finish Work; or (iv) each day that Landlord fails or refuses to (A) meet any deadline in connection with the exercise of approval rights in connection with the construction of the Finish Work; (B) timely fund the Finish Allowance; or (C) provide any Services required to be provided under the Lease or this Work Letter. All delays other than Landlord Delay are deemed “Tenant Delay.” “Net Landlord Delay” means the number of days, if any, by which Landlord Delay exceeds Tenant Delay and the Commencement Date will be delayed by a number of days equal to the number of days of Net Landlord Delay, if any.

2.12                        Tenant designates and authorizes Cathy Harris of Jones Lang LaSalle to act for Tenant in this Work Letter. Tenant has the right by written notice to Landlord to change its designated representative.

2.13                        Landlord designates and authorizes Wendy Williams to act for Landlord in connection with this Work Letter (“Landlord’s Representative”). Landlord has the right by written notice to Tenant to change the Landlord’s Representative.

2.14 All notices required hereunder will be in writing in accordance with provision for notices in the Lease.

Very truly yours,

MG-1005, LLC, a Colorado limited liability company

		By:	/s/ [unintelligible signature]
Authorized Signature
“Landlord”

ACCEPTED AND AGREED this 25th day
of January, 2011.

PING IDENTITY CORPORATION, a Delaware
corporation

By:	/s/ Jeremy Rudel
Print Name:	Jeremy Rudel
Print Title:	VP - Finance

ATTEST:

By.:	/s/ Lauren Romer
Print Name:	Lauren Romer
Print Title:	Director of Legal Affairs
“Tenant”

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LIST OF EXHIBITS

Exhibit A	Space Plans and Architectural and Engineering Drawings Requirements
Exhibit B	Landlord’s Requirements of Tenant the Contractors
Exhibit C	Rules and Regulations
Exhibit D	Form of Lien Waivers

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EXHIBIT A TO WORK LETTER

SPACE PLANS AND ARCHITECTURAL AND ENGINEERING DRAWINGS REQUIREMENTS

I.                                        Space Plans

Tenant’s Space Plans will comply with the following requirements, which are intended to assist Tenant and Tenant’s Architect in defining all information required for Landlord’s review of the space usages and evaluation of the improvements contemplated thereby.

1.                                      All Space Plans will be drawn to 1/8” scale and may be produced on CAD equipment.

2.                                      Tenant will submit three prints of all Space Plans with notes describing the general intent of the usage and the improvement requirements.

3.                                      The Space Plans and notes thereon will depict the quality of the work that will not be less than the quality of the existing Building improvements.

4.                                      The Space Plans and notes shall contain all information necessary to commence engineering and will include: (a) partition layout and door locations; (b) depiction of electrical and communication equipment requirements other than for normal office equipment, including modifications required to floor or main telephone or electric closets; (c) reflected ceiling plan showing all lighting and any non-standard lighting and ceiling construction or constraints which will affect mechanical, electrical, fire protection or life safety systems; (d) Tenant’s special mechanical and plumbing requirements; (e) Tenant’s special floor loading requirements; (f) Tenant’s requirements for floor penetrations with special dimensions, including but not limited to floor outlets, plumbing penetrations, special stairs, dumbwaiters, conveyors, pneumatic systems, elevators or architectural features; (g) areas of raised floor, (h) areas of special security (i) areas of special occupancy load beyond normal office (along with exiting calculations; and (j) approximate information regarding anticipated structural and mechanical, electrical, fire protection, controls and life safety system design requirements.

5.                                      The Space Plans shall be expanded to include all areas outside the Premises that might be impacted, including, but not limited to any rooftop or ground-based dishes/antennas, supplemental HVAC, emergency generators, and/or UPS units. The Space Plans should define the proposed locations of any such areas outside the Premises.

II.                                   Architectural and Engineering Working Drawings

1.                                      Tenant’s submission of Architectural Working Drawings and Engineering Working Drawings (collectively the “Working Drawings”) shall include three prints of Architectural Drawings and specifications to Landlord and comply with the following requirements, which are intended to permit Landlord to review space usages and the quality and extent of the proposed construction and its effect upon the Building improvements.

A-1

2.                                      The Working Drawings will depict the quality of Finish Work to be performed, including areas outside the Premises, and must provide for a quality level equal to or exceeding (as reasonably determined by Landlord) the requirements of the Building improvements (including Building standards, if they exist), consistent with similar Class “A” office space located in the area of the Building.

3.                                      The Architectural Working Drawings and Engineering Working Drawings collectively will include (without limitation) but not be limited to: (a) partition layout and door locations; (b) electrical outlets, including the locations and panel schedules; (c) telephone outlets, including designation of type of switch or equipment and notes regarding conduit sizing to each outlet, power and mechanical requirements for system and any requirements affecting base building construction, including modifications required to floor or main telephone rooms; (d) reflected ceiling plan showing standard and non-standard lighting, switching requirements and ceiling construction or constraints which will affect mechanical, electrical, fire protection or life safety systems, and will include all necessary specifications and details of items or construction; (e) Tenant’s occupancy capacity, usage equipment loads for all spaces, particularly special usage rooms, including, but not limited to, conference rooms, lounges, coffee rooms, copy rooms, computer terminal or keypunch rooms, audio-visual rooms and reproduction or print rooms which require special heating, ventilating, air conditioning or fire protection (all specifications on usage or equipment therein, including a summary of BTU per hour output of all equipment and parameters as to extent of any special work required); (f) Tenant’s floor loading for above standard floor loading areas (all specifications, weight, vibration and vibration isolation for each item sufficiently complete for structural engineering design), particularly special usage rooms, such as file rooms, storage rooms, computer rooms and reproduction or print rooms; (g) floor and ceiling penetrations, including, but not limited to, special stairs, dumbwaiters, conveyors, skylights (if approved), pneumatic systems, elevators or architectural features; and (h) all structural, mechanical, electrical, fire protection, controls and life safety systems requirements.

4.                                      The Working Drawings will include the following as well: (1) all millwork and equipment which will be part of the Finish Work and become part of the Premises; (2) complete finish designations for all floors, walls, ceilings, including millwork, door frames, etc.; (3) keying schedules; (4) special blocking requirements as may be required to support wall or ceiling hung furniture or equipment; and (5) all other information necessary to complete construction of the Premises, including the architect’s and engineer’s stamps if required by any applicable State or local law or otherwise required to permit construction under such law or applicable regulations.

5.                                      Tenant shall deliver to Landlord a final set of as-built Final Drawings (inclusive of three prints and three CAD disks) incorporating changes upon completion of the Finish Work.

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EXHIBIT B TO WORK LETTER

LANDLORD REQUIREMENTS OF THE CONTRACTS

The Contract will be subject to review and approval of Landlord and will fully incorporate the following provisions. In the event of any conflict between any provisions of the Contract and the provisions below, the provisions below will control.

1.                                      The Contract will be in writing and will cover all aspects of the Finish Work. No Finish Work will be performed except pursuant to the Contract. Fully executed copies of the Contract and subcontracts will be delivered to Landlord. If Landlord determines that the Contract does not comply with the provisions hereof, it will immediately be corrected and no work will be commenced in the Premises until the deficiencies have been corrected. Any delays in completion resulting from modifications will be Tenant Delays. Following delivery of a copy of the Contract to Landlord and its approval, no modification will be effective unless and until a copy thereof has been delivered to Landlord for its review.

2.                                      Changes in the Final Drawings will be made only upon prior written approval of Landlord which will be deemed given if Tenant has not been informed otherwise in writing or by oral communication confirmed in writing within 5 business days of Landlord’s receipt of the requested changes.

3.                                      Scheduling of Finish Work: The Contract will obligate Tenant’s Contractor to perform Finish Work in accordance with time schedules acceptable to Tenant, Tenant’s Contractor and Landlord. Any schedule proposed by Tenant’s Contractor will be based upon Tenant’s Contractor applying its best efforts to the Finish Work.

4.                                      Tenant’s Contractor will not knowingly perform Finish Work which will result in a lesser quality installation or provide inferior performance than that established by the base shell and core drawings and specifications covering similar work items. Landlord will have the right at any time during the performance of Finish Work or thereafter to require replacement and reconstruction at Tenant’s Expense of Finish Work not conforming to the standards and specifications in the Final Drawings.

5.                                      Tenant and Tenant’s Contractor will give all notices and comply with all applicable codes, laws, ordinances, rules, regulations and orders of any public authority relating to the performance of the Finish Work (collectively, “Applicable Laws”). If either party observes that any Finish Work is at variance with any Applicable Laws, it will promptly notify the other party and Landlord in writing, and necessary changes will be made by Tenant. If Tenant’s Contractor performs any Finish Work that it knows is contrary to Applicable Laws, and fails to deliver prior notice to Tenant and Landlord, Tenant’s Contractor will assume full responsibility therefor and will bear all costs attributable to repair, replacement or correction. The obligations of Tenant, Tenant’s Contractor and its subcontractors under this paragraph shall include compliance with Federal, State and local tax laws, social security acts, and unemployment compensation acts.

6.                                      All risk of loss to all property of Tenant, Tenant’s Contractor and its subcontractors will be the sole responsibility of Tenant, Tenant’s Contractor and its subcontractors, and Landlord will have no responsibility therefor.

7.                                      Tenant and Tenant’s Contractor agree that in order to maintain Landlord’s warranties and guarantees for the mechanical, electrical, control life safety, and fire protection systems, all Finish Work affecting these systems will be completed by the base shell core subcontractors performing the respective base shell and core Work items; provided, however, at Landlord’s sole option, it may allow other subcontractors to perform work in the Building on special systems which may require connection into the foregoing base building systems.

8.                                      The following insurance requirements will be complied with:

a.                                      Minimum Coverage - Prior to any Finish Work being commenced by Tenants Contractor, it will obtain and maintain insurance with minimum coverage and limits to protect Tenant and Landlord from the claims hereafter set forth which may arise or result from Tenant’s Contractor’s performance of any Finish Work, whether such work is performed by Tenant’s Contractor, its subcontractors, or by anyone for whose acts such parties may be liable as follows (subject to the provisions below, such limits may be provided by an appropriate “umbrella” policy):

(1)                                                Workmen’s Compensation and occupational disease insurance at the statutory limits provided for by the State of Colorado;

(2)                                                Employer’s liability insurance in an amount not less than $100,000 for all damages arising from each accident or occupational disease;

(3)                                                Commercial general liability insurance covering:

(i)                                Operations premises liability;

(ii)                             Owner’s and Contractor’s protective liability;

(iii)                          Completed operations;

(iv)                         Product liability;

(v)                            Contractual liability;

(vi)                         Broad form property damage endorsement and property damage caused by conditions otherwise subject to exclusion for explosion, collapse or underground damage.

(4)                                                Insurance limits:

Bodily Injury:
$1,000,000 each occurrence; $1,000,000 aggregate completed operations products

Property Damage:
$500,000 each occurrence; $500,000 aggregate operations; $500,000 aggregate protective; $500,000 aggregate completed operations products

(5)                                                Comprehensive automobile liability insurance covering all owned, hired or non-owned vehicles including the loading and unloading thereof with limits of no less than:

Automobile Bodily Injury:
$500,000 each person; $1,000,000 each occurrence;

Automobile Property Damage:
$500,000 each person

b.                                                Physical damage insurance covering the completed value of the Finish Work which will afford coverage against “all risks” for physical loss or damage.

c.                                                Cancellation - All such insurance will be carried with a company satisfactory to Landlord and Tenant and the liability policy will name Landlord, Landlord’s Mortgagee, and Tenant and their employees and agents as additional insured parties. Each policy will provide that it will not be cancelled or altered except after 15 days prior written notice to Tenant and Landlord, and the certificate of insurance will so state.

d.                                               Policy Termination - Tenant’s Contractor and each subcontractor will maintain all insurance required hereunder during the term of the Contract and for a period ending one year after the date of completion of all Finish Work done pursuant to the Contract to the extent such insurance is written in a “claims made basis.”

e.                                                Policies - Prior to commencement of work by Tenant’s Contractor, it will deliver one copy of the policies or certificates (in form approved by Landlord) evidencing such insurance to Tenant and Landlord. Such policies or certificates must be approved by Tenant and Landlord prior to commencement of work. Notwithstanding the above, Landlord may require greater coverage or larger limits by serving notice upon Tenant. Without the written consent of Landlord, Tenant’s Contractor agrees that it will not allow any subcontractor to commence work within the building until such subcontractor has obtained the required insurance.

f.                                                 Umbrella Liability Insurance - Umbrella liability insurance with limits of liability for claims of bodily injury, personal injury and property damage liability not less than $10,000,000 each occurrence and $10,000,000 aggregate.

g.                                                Waiver of Subrogation - Tenant and Tenant’s Contractor will waive all rights against each other and the subcontractors, sub-subcontractors, agents and employees, for damages caused by fire or other perils available under the normal “All Risk” I.S.O. insurance policy on the work itself and the Building. After receipt of evidence satisfactory to Landlord that all insurance required to be carried hereunder has been obtained, upon request of Tenant, Landlord will execute a document evidencing its agreement to waive all rights it would otherwise have against Tenant or Tenant’s Contractor for damage covered by its property insurance on. the Building.

9.                                      Tenant’s Contractor will indemnify, defend, and hold harmless Landlord, Landlord’s Mortgagee, and their respective representatives, agents and employees from and against all claims, damages, losses and expenses, including, but not limited to reasonable attorney’s fees, arising out of or resulting from the performance of Finish Work or Tenant’s Contractor’s failure to perform in accordance with the Contract that are: a) caused in whole or in part by any negligent act or omission of Tenant’s Contractor, any subcontractor, anyone directly or indirectly employed by any of them or anyone for whose acts any of them may be liable, regardless of whether or not such claim, loss, damage or expense is caused in part by a party indemnified hereunder, and b) attributable to bodily injury, sickness, disease or death, or destruction of or damage to tangible property including loss of use resulting from any of the foregoing acts. Tenant’s indemnification obligation under this Paragraph 9 will not be limited by any limitation on the amount or type of damages, compensation or benefits payable by or for the Contractor or any subcontractor under workmen’s compensation acts, disability benefit acts or other employee benefit acts.

10.                               While Landlord may make available to Tenant’s Contractor for incorporation into the Finish Work materials previously purchased by Landlord, Landlord is not the manufacturer of such materials nor is it the commercial supplier of such materials. Accordingly, Tenant and Tenant’s Contractor agree that if either one or both of them have any claim with respect to any of such materials supplied by Landlord for incorporation into the Finish Work, whether such claims relate to any alleged breach of an express warranty or an implied warranty or otherwise, any claims against Landlord whether directly or by way of defense, counterclaim, cross claim or offset are waived and released and such claims will be brought exclusively against the person or entity from whom Landlord purchased such materials or against the manufacturer. Landlord will execute such documents as may be reasonably necessary to assign any rights (to the extent assignable) Landlord would otherwise have against a supplier or manufacturer.

11.                               Landlord or Tenant may require Tenant’s Contractor to provide payment and performance bonds for any or all Finish Work, such bonds to be provided at Tenant’s or Tenant’s Contractor’s expense. Any bond will be requested and provided prior to commencement of Finish Work.

12.                               If Tenant’s Contractor is adjudicated a bankrupt, or makes a general assignment for the benefit of its creditors, or if a receiver is appointed on account of Tenant’s Contractor’s insolvency, or if Tenant’s Contractor persistently or repeatedly refuses or fails, except in cases where delay is justified, to supply enough properly skilled workmen or proper materials or if Tenant’s Contractor persistently disregards Applicable Laws, or otherwise is guilty of a substantial violation of a provision of the Contract, Tenant may, without prejudice to any right or remedy and after giving Tenant’s Contractor and its surety, if any, 7 business days’ written notice, terminate the Contract and take possession of all materials, equipment, tools, construction equipment and machinery owned by Tenant’s Contractor and will thereafter complete the Finish Work by whatever method it may deem expedient In such case, Tenant’s Contractor will not be entitled to receive any further payments until completion of all Finish Work; provided, however, that Tenant’s actions will not release Tenant’s Contractor from any obligations to Tenant arising from its performance or nonperformance prior to the date of such termination. Following completion, Tenant will pay Tenant’s Contractor an amount equal to the aggregate of the amounts actually due under the Contract at the time of the termination, less the cost to Tenant of completing the Finish Work.

13.                               Prior to commencement of any Finish Work in the Premises, Tenant’s Contractor will give written notice to Landlord and Tenant of the date work will commence. If a subcontractor or materialman files a mechanics’ lien as a result of performing Finish Work pursuant to the Contract, then, provided Tenant’s Contractor has been paid for such work, Tenant’s Contractor will indemnify and defend Tenant and Landlord from said lien and will, when requested by Tenant or Landlord, furnish (as Landlord or Tenant may specify) either a bond sufficient to discharge the lien, deposit in an escrow approved by Landlord and Tenant a sum equal to 150% of the amount of such lien or obtain for Landlord an endorsement through Landlord’s title policy insuring against loss or damage resulting from such lien. Subject to any restrictions of Landlord’s Mortgagee on the Building, Tenant’s Contractor may, in cooperation with Landlord and Tenant, contest the validity of a mechanics’ lien, including the right to prosecute any appeals so long as during the pendency of any contest, Tenant’s Contractor will effectively stay any official or judicial sale of the Building, upon execution or otherwise, and so long as Tenant’s Contractor immediately, pays any final judgment entered and procures record satisfaction thereof. If Tenant or Landlord is a party to any such contest, or any other action resulting from or arising out of the performance of the Finish Work, Tenant’s Contractor will pay all legal fees and other costs and expenses incurred by Landlord and Tenant in such action. If Tenant’s Contractor fails to provide a bond, cash escrow or title endorsement, or otherwise fails to fully satisfy and obtain the release of a lien in accordance with the provisions hereof, Tenant’s Contractor will be obligated to refund Tenant or Landlord, as the case may be, all monies that the latter may pay in discharging any such lien including costs and reasonable attorneys’ fees incurred in settling, defending against, appealing or in any other manner dealing with any such lien.

14.                               Tenant’s Contractor will warrant and agree at its expense to correct or cause to be corrected any defects in the Finish Work (including, but not limited to, defects due to defective workmanship or materials whether supplied, installed or performed by Tenant’s Contractor or any subcontractor or supplier) which occur within one year after Tenant’s Contractor has substantially completed the Finish Work, including completion of all punch list items, or for such longer period as may be set forth in the Final Drawings. Tenant’s Contractor will require a similar warranty in all subcontracts, and will deliver to Landlord and Tenant, together with appropriate assignments, if required, all warranties of -subcontractors and suppliers. All warranties will extend to both Landlord and Tenant, as their respective interests in such Finish Work exist pursuant to the Lease.

15.                               Tenant’s Contractor will: (a) comply with all reasonable rules relating to construction activities in the Building promulgated by Landlord or Landlord’s Contractor; (b) be responsible for reaching agreement with Landlord as to the conditions for use of the elevators, systems interfacing, use of temporary utilities, access to the Premises and use of truck docks and storage areas.

16.                               Landlord has no obligation to Tenant’s Contractor, except for the provision of those services that Landlord provides to other tenant finish contractors in the Building without preference or privilege.

17.                               Landlord and Landlord’s Contractor may, from time to time, inspect or perform work within the Premises. Such inspections or work will not conflict with Tenant’s Contractor’s work unless it is necessary for completion of Landlord’s Work, or is an emergency situation. Landlord may suspend Tenant’s Contractor’s work in the Premises if such work, in the opinion of Landlord or of Landlord’s Contractor, presents a danger to life, safety, or property, or in an emergency situation.

18.                               Tenant will give Landlord reasonable prior notice of all inspections, punchouts and other reviews during the course of construction so that Landlord may observe such events. Landlord will be likewise informed of all Building Department inspections and requirements for issuance of the certificate of occupancy or equivalent governmental approvals (“Certificate of Occupancy”) for the Premises. Landlord’s observation of any such events will not construed or interpreted as a review or approval by Landlord of any such work nor will it prevent Landlord, if it thereafter discovers any deficiency in such Work, from requiring correction. Tenant’s Contractor will be solely responsible for obtaining a Certificate of Occupancy and will submit to Landlord the original prior to Tenant’s occupancy of the Premises for the purpose of conducting business. All meetings with public entities (City or County Building Departments, Fire Marshall, etc.) will be to be coordinated with Landlord to allow for Landlord’s representative to attend. Meeting Minutes of all meetings and phone conferences with such officials should be copied to Landlord.

19.                               Landlord’s Engineer or other agent will have the option of reviewing all equipment and materials to be used in the construction of the Finish Work and all work prior to Tenant move-in. Such review will not constitute approval by Landlord.

20.                               Unless otherwise approved by Landlord, all services and work performed in the Premises and all materials and personal property delivered to the Premises will be performed or delivered, as the case may be, only by persons covered by a collective bargaining agreement with the trade having jurisdiction over the work.

21.                               Tenant will promptly furnish Landlord a copy of the building permit issued to Tenant’s Contractor after issuance.

22.                               Tenant’s Contractor will not store materials or supplies in or outside the Building (other than within the Premises) without the prior approval of Landlord or Landlord’s Contractor.

23.                               All deliveries except hand-held items must be taken to the floors via the freight elevator and not the passenger elevators. The passenger elevators are only for passenger use not for freight or handcarts.

24.                               Tenant’s Contractor will provide at all times direct supervision of all work being performed for Tenant.

25.                               Tenant’s Contractor will cooperate with Landlord in disposing refuse resulting from the Finish Work. This may include the use of Landlord’s dumpster and a proration of charges associated with such use or at Landlord’s option at Tenant’s expense the placement of Tenant Contractor’s dumpster at a location specified by Landlord.

26.                               Tenant’s Contractor will acknowledge that the work to be performed by it for Tenant is also for the direct benefit of Landlord. Landlord will have the right to pursue in its own name directly against Tenant’s Contractor any rights or remedies including, without limitation, claims for damages granted to Tenant.

27.                               If any legal action or arbitration proceeding is commenced to enforce the provisions of the Contract or to recover damages as a result of the alleged breach of the provisions thereof, the prevailing party will be entitled to recover all reasonable costs incurred in connection therewith, including attorneys’ fees.

28.                               The Contract will be construed in accordance with the laws of the State in which the Premises are located. Subject to Paragraph 27, any litigation or other proceeding will be decided by the District Court In. and For the County of the State in which the Building is located.

29.                               All claims, disputes and other matters in question between Tenant and Tenant’s Contractor arising out of, or relating to, the Contract, will be decided by arbitration in accordance with the Construction Industry Arbitration Rules of the American Arbitration Association then obtaining unless the parties mutually agree otherwise. No such arbitration will include Landlord, its employees or consultants, except by written consent of Landlord and any other party sought to be joined.

EXHIBIT C TO WORK LETTER

RULES AND REGULATIONS

The following Rules and Regulations shall be read, agreed to and signed by each individual who enters the Building Complex to perform Finish Work. Each such signed copy of these Rules and Regulations shall be filed on site in Landlord’s management office along with a photocopy of the individual’s driver’s license, current address and phone number.

1.                            Access to the Building will only be permitted through the loading dock entrance. Those floors which the Premises is not a part of shall always be off limits. Landlord, Landlord’s Contractor and Building Manager shall be notified in writing when you anticipate having personnel in the Building Complex after hours. It will be considered trespassing if such prior notifications are not received.

2.                            Exact location of material hoist and method of support and weatherproofing will be at the discretion of the Landlord and Landlord’s Contractor.

3.                            No parking will be allowed in the loading dock at any time; the loading dock is for loading and unloading only. A designated off-loading area will be determined to allow site-work to be completed without interruption. Staging of materials will be approved in advance and relocated upon request of Landlord’s Contractor immediately. Vehicles which are not moved upon request will be towed at vehicle owner’s expense.

4.                            The Premises and Building Complex shall be maintained daily to ensure a safe and clean, workmanlike condition at all times. Tenant’s Contractors will remove trash and debris on a daily basis.

5.                            Prior to Tenants Contractors making any Building modifications, a notice of the intent of the scope of work to be performed will be provided to Landlord’s representative at least 72 hours in advance for coordination with the other trades and verification of authorization to proceed with the work. No X-raying of slabs will be allowed anytime the Building is occupied.

6.                            All tie-ins to power or lighting panels will be coordinated through Landlord’s Contractor and the Base Building Electrical Subcontractor. Any interfaces with Fire Life/Safety systems will be approved in advance.

7.                            Tenant’s Contractor shall maintain a daily log of work performed, deliveries and stocking schedules on site for review upon request.

8.                            Prior authorization will be required prior to access to the penthouse or roof area.

9.                            Tenant’s Contractors shall use toilet facilities in a location determined by Landlord’s Contractor.

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10.                     Exposed flame or welding activities will require a yellow authorization card which will have a signature from Landlord’s Contractor prior to and after completion of operations. A 2-hour fire watch will be maintained after the work is complete.

11.                     Removal of any glazing will be performed by the Base Building Glazing Subcontractor to maintain the warranty. Landlord does not allow any mechanical attachments to or drilling of mullions or any part of the glazing system. The Building will be weather tight at the end of every day.

12.                     All roof repairs or remedial work to accommodate the Finish Work will be performed by the Base Building Roofing and Sealant Subcontractors.

13.                     Elevator cab protection will be maintained by Tenant’s Contractors and any additional work to recondition the service elevator will be at the Tenant’s cost.

14.                     Use of the service/passenger elevators will be scheduled through the Building Manager.

15.                     Tenant’s Fire/Life Safety subcontractors will be present at all Building inspections to secure the Certificate of Occupancy, including any premium time at the Tenant’s cost.

16.                     All Fire/Life Safety testing will be coordinated with Landlord’s Contractor . All testing and inspections will occur when the Building is not occupied and at the discretion of the Building Manager. Smoke detectors will be bagged during all smoke or dust generating activities and any such bags removed at the end of every day.

17.                     Trash removal will not be through the passenger elevators at any time. Trash removal may be by service elevator when approved by Landlord or Building Manager.

18.                     Building envelope will be maintained to ensure environmental control of an occupied building.

19.                     Base Building work such as blinds, etc. will be coordinated with Tenant’s Contractors and Landlord’s Contractor.

20.                     Additional work requested by the Tenant of Landlord’s Contractor regarding Base Building Work will be performed at the Tenant’s expense including premium costs as may be required to maintain the Base Building Work schedule.

21.                     Tenant’s Contractors shall provide their Safety Program for review by Landlord’s Contractor for compliance with established project specific safety requirements. Weekly “tool box” meeting notes will be kept on file on site for review upon request. Any safety violations will be reported immediately to the job-site safety director or Building Manager.

22.                     Trash dumpster locations and usage shall be at the discretion of the Building Manager.

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23.                     Tenant’s Contractors shall provide temporary protection for all existing finished surfaces, whether within or outside of the Premises or the Building, during all loading, delivery, or work periods. Such protection shall be properly maintained and subject to the approval of Landlord. Temporary removal of such protection may be required from time to time, at Landlord’s discretion. Final removal of all temporary protection and repair of all existing finished surfaces shall be at Tenant’s Contractors’ cost.

24.                     All tie-ins to the tenant condenser water system shall be coordinated through Landlord’s Contractor and the Base Building Mechanical Subcontractor. Tie-ins shall not take place until after the tenant piping has been chemically cleaned and passivated. Tie-ins shall also be coordinated and scheduled in advance with the Building Manager.

25.                     Temporary construction air filtration shall be provided at the floor return fan inlets and all perimeter fan coil units in all areas subject to and throughout the duration of the Finish Work. If Landlord’s permanent filters are in place at the start of Finish Work, they shall be removed and stored in a secure location as directed by the Building Manager. At completion of Finish Work, the permanent filters shall be reinstalled. The costs for the foregoing shall be borne by Tenant.

26.                          Connections to the sanitary waste, vent and domestic cold water systems shall occur only at the designated wet column capped connections provided specifically for such purposes. Connections to plumbing systems serving base building toilet rooms, janitors’ closets, electric water coolers, etc. are prohibited.

27.                          Testing, adjusting and balancing (T&B) of Base Building air handling units and perimeter fan coil units, as well as all cooling-only VAV terminal units and air diffusion and collection devices installed as part of Finish Work, shall be performed as part of the Finish Work at Tenant’s expense. Tenant shall submit T&B plan and procedures for Landlord’s review and approval. Landlord reserves the right to monitor the T&B work in progress and to reject T&B work that does not comply with the approved plan and procedures and the standards of NEBB.

28.                          In addition to these Rules and Regulations, any work performed in connection with Finish Work shall comply with additional requirements that Landlord may impose for purposes of satisfying LEED program requirements, including, but not limited to, any air quality management plan or construction waste management plan.

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EXHIBIT D TO WORK LETTER

FORM OF LIEN WAIVERS

Appropriate lien waivers substantially in the forms attached hereto as Exhibits D-1, D-2, D-3, and D-4, as the case may be, will accompany all requests for payment by Tenant.

D-1

EXHIBIT D-1 TO WORK LETTER

STATE OF	)	INTERIM CONTRACTOR’S AFFIDAVIT
	) ss.	RELEASE AND LIEN WAIVER
COUNTY OF	)

TO WHOM IT MAY CONCERN:

The undersigned, being first duly sworn, deposes and says that:

1.                                      He is                    of the                    who is the general Contractor for the project hereinafter identified (the “Contractor”), and that the undersigned is authorized to execute and deliver this document on behalf of the Contractor.

2.                                      The Contractor is the contractor for the performance of certain work and/or the furnishing of certain materials or supplies (the “Work”) pursuant to a Contract between Contractor and                           , as Owner, for the improvements and project commonly known as                             (the “Project”) upon property legally described as:                                      , County of                          , State of                    , hereinafter referred to as the “Property.”

3.                                      This instrument is executed and delivered in consideration of and for the purpose of inducing                              (“Construction Lender”) and the Owner to make an interim payment of $             under the Contract, subject to collection of any check given as payment. The total amount of the Contract including change orders is $            , and the undersigned acknowledges that upon receipt of this interim payment, the Contractor has received interim payments totaling $                    under the Contract.

4.                                      The undersigned for the Contractor, subject to the receipt and collection of the interim payment herein requested, warrants and represents that: (i) all materials delivered to said project by or for the Contractor are for use therein only; (ii) title to all work, materials and equipment covered by said payment, whether or not incorporated in the improvement on the Property, has passed to the Owner, free and clear of all liens, claims, security or encumbrances (hereinafter all referred to as “liens”); (iii) all taxes applicable to the materials furnished for use in or on the Property and all taxes for the Work performed under the Contract have been fully paid; and (iv) all laborers, mechanics, subcontractors, materialmen and suppliers for all work done and for all materials, machinery, equipment, fixtures, tools, scaffolding and appliances furnished for the performance of the Contract and for any other indebtedness connected therewith for which the Owner of the Property might be responsible have been paid in full to the date hereof. Contractor, to the extent of the total of interim payments received, for itself, its successors, and on behalf of all persons able to claim through or under the Contractor: (a) waives, relinquishes and releases all liens and rights of claims to liens for labor or materials furnished in the construction, improvement, alteration or repair involved in performance under the Contract; (b) agrees (1) to save Owner and Construction Lender harmless from. all liability, costs and expenses, including reasonable attorneys’ fees, resulting from mechanic’s and/or materialmen’s liens for the performance of work or the furnishing of materials or supplies pursuant to the Contract, (2) to discharge (by bond or otherwise) or to defend suit to enforce any mechanic’s or materialmen’s lien, claim to or right of

D-1-1

action for any such lien which may be filed, and (3) to satisfy any claims or demands which arise out of, which are due to or which may be made for, any work performed or supplies furnished under the Contract or in furtherance of the construction or completion of the Contract, whether directly or indirectly attributable to the Contract; and (c) hereby releases the present and any future Owner of the Property, the Property, the Construction Lender and any lender who may now or hereafter have a security interest in the Property, from all claims, rights of action, liabilities and liens which may be filed or asserted in connection with the Contract.

Dated this                   day of    , 20     .

Authorized representative of Contractor

SUBSCRIBED AND SWORN TO before me this       day of             , 20     .

My commission expires

Notary Public

D-1-2

EXHIBIT D-2 TO WORK LETTER

STATE OF	)	FINAL CONTRACTOR’S AFFIDAVIT,
	) ss.	RELEASE AND LIEN WAIVER
COUNTY OF	)

TO WHOM IT MAY CONCERN:

The undersigned, being first duly sworn, deposes and says that:

1.                                      He is                  of the ,                   who is the general Contractor for the project hereinafter identified (the “Contractor”), and that the undersigned is authorized to execute and deliver this document on behalf of the Contractor.

2.                                      The Contractor is the contractor for the performance of certain work and/or the furnishing of certain materials or supplies (the “Work”) pursuant to a Contract between Contractor and        ,               , as Owner, for the improvements and project commonly known as                            (the “Project”) upon property legally described as:               , County of               , State of               , hereinafter referred to as the “Property.”

3.                                      This instrument is executed and delivered in consideration of and for the purpose of inducing                 (“Construction Lender”) and the Owner to make final payment of $                  under the Contract, subject to collection of any check given as payment. The total amount of the Contract including change orders is $                and the undersigned acknowledges that upon receipt of this final payment, the Contractor has been paid in full the total contract price under the Contract.

4.                                      The undersigned for the Contractor, subject to the receipt and collection of the final payment herein requested, warrants and represents that: (i) all materials delivered to said project by or for the Contractor are for use therein only; (ii) title to all work, materials and equipment covered by said payment, whether or not incorporated in the improvement on the Property, has passed to the Owner, free and clear of all liens, claims, security or encumbrances (hereinafter all referred to as “liens”); (iii) all taxes applicable to the materials furnished for use in or on the Property and all taxes for the Work performed under the Contract have been fully paid; and (iv) all laborers, mechanics, subcontractors, materialmen and suppliers for all work done and for all materials, machinery, equipment, fixtures, tools, scaffolding and appliances furnished for the performance of the Contract and for any other indebtedness connected therewith for which the Owner of the Property might be responsible have been paid in full. Contractor for itself, its successors, and on behalf of all persons able to claim through or under the Contractor: (a) waives, relinquishes and releases all liens and rights of claims to liens for labor or materials furnished in the construction, improvement, alteration or repair involved in performance under the Contract; (b) agrees (1) to save Owner and Construction Lender harmless from all liability, costs and expenses, including reasonable attorneys’ fees, resulting from mechanic’s and/or materialmen’s liens for the performance of work or the furnishing of materials or supplies pursuant to the Contract, (2) to discharge (by bond or otherwise) or to defend suit to enforce any mechanic’s or

D-2-1

materialmen’s lien, claim to or right of action for any such lien which may be filed, and (3) to satisfy any claims or demands which arise out of, which are due to or which may be made for, any work performed or supplies furnished under the Contract or in furtherance of the construction or completion of the Contract, whether directly or indirectly attributable to the Contract; and (c) hereby releases the present and any future Owner of the Property, the Property, the Construction Lender and any lender who may now or hereafter have a security interest in the Property, from all claims, rights of action, liabilities and liens which may be filed or asserted in connection with the Contract

Dated this             day of               , 20    .

Authorized representative of Contractor

SUBSCRIBED AND SWORN TO before me this       day of               , 20    .

My commission expires                              .

Notary Public

D-2-2

EXHIBIT D-3 TO WORK LETTER

INTERIM SUBCONTRACTOR’S OR
Project

MATERIAL SUPPLIER’S AFFIDAVIT,
Job Address

RELEASE AND LIEN WAIVER
Job Number

STATE OF	)
) ss.
COUNTY OF	)

The undersigned subcontractor or material supplier (herein referred to as “Subcontractor”), being first duly sworn, deposes and says that: He is over the age of 21 years and resides at:                                                     .

(IF SUBCONTRACTOR IS AN INDIVIDUAL:)

1.                                      He is the Subcontractor referred to herein.

(IF SUBCONTRACTOR IS A PARTNERSHIP:)

1.                                      He is a general partner in                   ,  a co-partnership composed of the undersigned and carrying on business at                   , City of                 . Said co-partnership is the Subcontractor referred to herein.

(SUBCONTRACTOR IS A CORPORATION:)

1.                                      He holds the title of                  , in                                 , a corporation organized under the laws of the State of                  , carrying on business at                  , City of                   , State of                  , which corporation is the Subcontractor referred to herein. The undersigned is authorized to execute this instrument on its behalf.

2.                                      Subcontractor is a subcontractor or material supplier for the performance of certain work and/or the furnishing of certain materials or supplies pursuant to an agreement or purchase order, as the case may be (hereinafter called the “Subcontract,” which term will refer to the agreement or purchase order, as the case may be), under a general contract between                 , (hereinafter called “Contractor”), and                   (hereinafter called the Owner”), for the improvements or project known as,                  , at                  , City of                  , County of                  , State of                   (hereinafter called the “Property”).

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3.                                      This instrument is delivered in consideration of and for the purpose of inducing Contractor to make interim payment of $                   under the Subcontract, subject to collection of any check given as payment. Subcontractor acknowledges that upon receipt of this interim payment, Subcontractor has received from Contractor interim payments totaling $         under the Subcontract.

4.                                      Subcontractor warrants and represents that: (i) all materials delivered to said project by or for Subcontractor are for use therein only; (ii) title to all work, material and equipment covered by said payment, whether or not incorporated in the Property, has passed to the Owner, free and clear of all liens, claims, security interests or encumbrances (hereinafter all referred to as “liens”); (iii) all taxes applicable to the materials furnished and the work performed under the Subcontract have been fully paid; and (iv) all laborers, mechanics, sub-subcontractors, materialmen and suppliers for all work done and for all materials, machinery, equipment, fixtures, tools, scaffolding and appliances furnished for the performance of the Subcontract and for any other indebtedness connected therewith for which the Owner of the Property might be responsible have been paid in full to the date hereof. Subcontractor, to the extent of the total of interim payments received, for itself, its successors, and on behalf of all persons able to claim through or under Subcontractor: (a) waives, relinquishes and releases all liens and right or claim to a lien for labor or materials furnished in the construction improvement, alteration or repair involved in performance under the Subcontract; (b) agrees to save Contractor harmless from all liability, costs and expenses, including reasonable attorneys’ fees, to: (1) discharge (by bond or otherwise) or to defend suit to enforce, any mechanics’ or materialmen’s lien, claim to or right of action for such lien, which may be filed and (2) satisfy any claims or demands arising out of, due or which may be made, directly or indirectly attributable to the Subcontract, any work performed or supplies furnished thereunder, or in furtherance of the construction or completion of the subcontract work; and (c) hereby releases Contractor, any money earned by Contractor, Contractor’s sureties, the present and any future Owner, the Property and any lender who may now or hereafter have a security interest therein, from all claim, right of action, liability and lien which may be filed or asserted in connection with the Subcontract.

Dated this       day of                  , 20    .

As Subcontractor, General Partner of
Subcontractor, or Authorized Officer of
Subcontractor, above described

D-3-2

STATE OF	)
) ss.
COUNTY OF	)

Subscribed and sworn to before me this         day of               , 20        , by                              , known to me to be the above-named signatory, who personally appeared before me and acknowledged that the foregoing instrument was freely and voluntarily executed for the uses and purposes and on behalf of the Subcontractor therein mentioned.

My commission expires                                                           .

Notary Public in and for said County and State

D-3-3

EXHIBIT D-4 TO WORK LETTER

FINAL SUBCONTRACTOR’S OR
Project

MATERIAL SUPPLIER’S AFFIDAVIT,
Job Address

RELEASE AND LIEN WAIVER
Job Number

STATE OF	)
) ss.
COUNTY OF	)

The undersigned subcontractor or material supplier (herein referred to as “Subcontractor”), being first duly sworn, deposes and says that: He is over the age of 21 years and resides at:                                                        .

(IF SUBCONTRACTOR IS AN INDIVIDUAL:)

1.                                      He is the Subcontractor referred to herein.

(IF SUBCONTRACTOR IS A PARTNERSHIP:)

1.                                      He is a general partner in                           a co-partnership composed of the undersigned and carrying on business at                 City of                . Said co-partnership is the Subcontractor referred to herein.

(IF SUBCONTRACTOR IS A CORPORATION:)

1.                                      He holds the title of                , in                            a corporation organized under the laws of the State of                , carrying on business at                          , City of                , State of                , which corporation is the Subcontractor referred to herein. The undersigned is authorized to execute this instrument on its behalf.

2.                                      Subcontractor is a subcontractor or material supplier for the performance of certain work and/or the furnishing of certain materials or supplies pursuant to an agreement or purchase order, as the case may be (hereinafter called the “Subcontract,” which term will refer to the agreement or purchase order, as the case may be), under a general contract between                                     (hereinafter called “Contractor”), and                                     (hereinafter called’ the “Owner”), for the improvements or project known as                       at                       , City of                , County of                       , State of                  (hereinafter called the “Property”).

D-4-1

3.                                      This instrument is delivered in consideration of and for the purpose of inducing Contractor to make final payment of $                 , subject to collection of any check given as payment. Subcontractor acknowledges that upon receipt of this final payment, Subcontractor has been paid in full the total subcontract price of $                , for all of the work performed under the Subcontract, including retainage, if any.

4.                                      Subcontractor warrants and represents that (i) all materials delivered to said project by or for Subcontractor are for use therein only; (ii) title to all work, material and equipment covered by said payment, whether or not incorporated in the Property, has passed to the Owner, free and clear of all liens, claims, security interests or encumbrances (hereinafter all referred to as “liens”); (iii) all taxes applicable to the materials furnished and the work performed under the Subcontract have been fully paid; and (iv) all laborers, mechanics, sub-subcontractors, materialmen and suppliers for all work done and for all materials, machinery, equipment, fixtures, tools, scaffolding and appliances furnished for the performance of the Subcontract and for any other indebtedness connected therewith for which the Owner of the Property might be responsible have been paid in full. Subcontractor for itself, its successors, and on behalf of all persons able to claim through or under Subcontractor: (a) waives, relinquishes and releases all liens and right or claim to a lien for labor or materials furnished in the construction improvement, alteration or repair involved in performance under the Subcontract; (b) agrees to save Contractor harmless from all liability, costs and expenses, including reasonable attorneys’ fees, to: (1) discharge (by bond or otherwise) or to defend suit to enforce, any mechanics’ or materialmen’s lien, claim to or right of action for such lien, which may be filed and (2) satisfy any claims or demands arising out of, due or which may be made, directly or indirectly attributable to the Subcontract, any work performed or supplies furnished thereunder, or in furtherance of the construction or completion of the subcontract work; and (c) hereby releases Contractor, any money earned by Contractor, Contractor’s sureties, the present and any future Owner, the Property and any lender who may now or hereafter have a security interest therein, from all claim, right of action, liability and lien which may be filed or asserted in connection with the Subcontract.

Dated this             day of              , 20    .

As Subcontractor, General Partner of
Subcontractor, or Authorized Officer of
Subcontractor, above described

D-4-2

STATE OF	)
) ss.
COUNTY OF	)

Subscribed and sworn to before me this           day of              , 20     , by                           , known to me to be the above-named signatory, who personally appeared before me and acknowledged that the foregoing instrument was freely and voluntarily executed for the uses and purposes and on behalf of the Subcontractor therein mentioned.

My commission expires                                                        .

Notary Public in and for said County and State

D-4-3